Exhibit 99.2









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                            PARENT COMPANY AGREEMENT

                                  by and among

                           PHILLIPS PETROLEUM COMPANY

                             DUKE ENERGY CORPORATION

                         DUKE ENERGY FIELD SERVICES, LLC

                                       and

                     DUKE ENERGY FIELD SERVICES CORPORATION

                           Dated as of March 31, 2000


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                                TABLE OF CONTENTS


                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1  Definitions......................................................1
Section 1.2  Construction.....................................................6

                                   ARTICLE II

                                     THE IPO

Section 2.1  Efforts..........................................................6
Section 2.2  Formation of the Corporation.....................................7
Section 2.3  Post-IPO Ownership...............................................8
Section 2.4  Certificate of Incorporation and Bylaws..........................8

                                   ARTICLE III

                   EXECUTION OF AGREEMENTS; PRIMARY VEHICLE

Section 3.1  Execution of Agreements..........................................8
Section 3.2  Market Shares....................................................9
Section 3.3  Primary Vehicle..................................................9

                                   ARTICLE IV

                                   TAX MATTERS

Section 4.1  Distributions to PGC.............................................9
Section 4.2  Tax Status......................................................10
Section 4.3  Tax Proceedings; Cooperation and Exchange of Information........11
Section 4.3  Debt Repayment..................................................13

                                    ARTICLE V

                              TRANSFER RESTRICTIONS

Section 5.1  Structure; Transfers............................................13
Section 5.2  Change of Control...............................................13

                                   ARTICLE VI

                            TERMINATION OF AGREEMENTS

Section 6.1  Termination of Agreements.......................................13



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                                   ARTICLE VII

                                EMPLOYEE MATTERS

Section 7.1  Termination of Agreements.......................................14
Section 7.2  Transfer of Employees...........................................14
Section 7.3  TEPPCO Employees................................................14
Section 7.4  Welfare Benefits................................................15
Section 7.5  Severance Benefits..............................................16
Section 7.6  Miscellaneous...................................................16

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1  Counterparts....................................................17
Section 8.2  Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.....17
Section 8.3  Entire Agreement................................................17
Section 8.4  Expenses........................................................18
Section 8.5  Notices.........................................................18
Section 8.6  Successors and Assigns..........................................19
Section 8.7  Headings; Definitions...........................................20
Section 8.8  Amendments and Waivers..........................................20
Section 8.9  Severability....................................................20
Section 8.10 Interpretation..................................................20
Section 8.11 Specific Performance............................................20
Section 8.12 Actions by Affiliates of Phillips and Duke......................20



Exhibits:

Exhibit A    Agreement of Merger
Exhibit B    Shareholders Agreement
Exhibit C    Registration Rights Agreement



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          PARENT COMPANY AGREEMENT, dated as of March 31, 2000 (this
"Agreement"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Phillips"), DUKE ENERGY CORPORATION, a North Carolina corporation ("Duke"), DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company (the "Company") and solely for purposes of Section 4.3(c) of this Agreement, DUKE ENERGY FIELD SERVICES CORPORATION, a Delaware corporation ("DEFS Holding").

                                    RECITALS:

     1. Duke, Phillips and the Company are parties to a Governance Agreement, dated as of December 16, 1999 (the "Governance Agreement") and a Contribution Agreement, dated as of December 16, 1999 (the "Contribution Agreement").

     2. Phillips Gas Company, a Delaware corporation and an indirect wholly-owned subsidiary of Phillips ("PGC"), and DEFS Holding, an indirect wholly-owned subsidiary of Duke, have simultaneously herewith entered into an Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated as of the date hereof (the "LLC Agreement").

     3. In connection with the closing of the transactions contemplated by the Contribution Agreement, Duke, Phillips and the Company desire to terminate the Governance Agreement and to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Agreement of Merger" shall have the meaning set forth in Section 2.2(a).

          "Average Market Price" shall mean, with respect to the Corporation Common Stock to be sold by the Corporation to the public in the IPO, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).



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          "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York.

          "Change of Control" shall mean an event (such as a Transfer of voting securities) that causes a Person that holds a Company Interest to cease to be Controlled by such Person's Parent; PROVIDED, HOWEVER, that an event that causes Duke or Phillips to be Controlled by another Person shall not constitute a Change of Control.

          "Closing Date" shall have the meaning set forth in Section 3.1 of the Contribution Agreement.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning set forth in the Preamble.

          "Company Interest" shall mean, with respect to any Person, such Person's equity interest in the Company.

          "Contribution Agreement" shall have the meaning set forth in the Recitals.

          "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following:

          (a) (i) in the case of a corporation, more than 25% of the direct or indirect economic interests in the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

          (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

          "Corporation" shall have the meaning set forth in Section 2.2(a).

          "Corporation Common Stock" shall have the meaning set forth in
Section 2.2(e).

          "Corporation Interest" shall mean, with respect to any Person, such Person's percentage ownership (direct and indirect), exclusive of any Market Shares owned (directly or indirectly) by such Person, of the outstanding Corporation Common Stock at the time of measurement.

          "DEFS Holding" shall have the meaning set forth in the Preamble.



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          "DEFS Subsidiary" shall have the meaning set forth in the
Contribution Agreement for purposes of Annex B thereof.

          "Disguised Sale Amount" shall mean the excess of (x) $1,200,000,000 over (y) the product of the Percentage Interest of PGC in the Company as of the Closing Date and $2,400,000,000.

          "Distribution" shall have the meaning set forth in the LLC
Agreement.

          "Duke" shall have the meaning set forth in the Preamble.

          "Duke Group" shall mean Duke and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          "Duke Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Duke or a Subsidiary of Duke or, if at any time there is more than one such holder, each of such holders.

          "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; PROVIDED, that if the Merger becomes effective on or after the date two years after the Closing Date, "Enterprise Value" shall mean $5,500,000,000.

          "Financing" shall have the meaning set forth in the Contribution Agreement.

          "Flow Through Subsidiaries" shall have the meaning set forth in the LLC Agreement.

          "Governance Agreement" shall have the meaning set forth in the Recitals.

          "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

          "Income Tax" shall mean any federal, state, local or foreign Tax measured by net income or capital gain.

          "IPO" shall mean the initial offering of shares of Corporation
Common Stock to the public in a transaction registered under the Securities Act.

          "LLC Agreement" shall have the meaning set forth in the Recitals.

          "Market Shares" shall mean shares purchased by a Person through open-market purchases, other than those shares purchased to prevent dilution in accordance with Article X of the Certificate of Incorporation of the Corporation.

          "Member" shall have the meaning set forth in the LLC Agreement.

          "Merger" shall have the meaning set forth in Section 2.2(a).

          "Neutral Firm" shall mean Arthur Andersen L.L.P.



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          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parent" shall mean, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person.

          "Parties' Corporation Interest" shall mean the difference between
(x) 100% and (y) the Public's Corporation Interest.

          "Parties' Equity Value" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

          "Percentage Interest" shall mean, with respect to the Company Interest issued to DEFS Holding pursuant to Section 2.1(j)(i) of the Contribution Agreement, 69.7 percent, and with respect to the Company Interest issued to PGC pursuant to Section 2.1(k)(i) of the Contribution Agreement, 30.3 percent.

          "Person" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

          "PGC" shall have the meaning set forth in the Recitals.

          "PGC Contribution" shall have the meaning set forth in Section 4.2.

          "PGC Distribution" shall have the meaning set forth in Section 4.2.

          "PGC Subsidiary" shall have the meaning set forth in the Contribution Agreement for purposes of Annex B thereof.

          "PGCSI" or "Phillips Member Parent" shall mean Phillips Gas Company Shareholder, Inc., a Delaware corporation and a wholly-owned Subsidiary of Phillips.

          "Phillips" shall have the meaning set forth in the Preamble.

          "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

          "Phillips Equity Value" shall mean the difference between (x) Phillips Enterprise Value and (y) $1,200,000,000.

          "Phillips Group" shall mean Phillips and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          "Phillips Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Phillips or a Subsidiary of Phillips or, if at any time there is more than one such holder, each of such holders.



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          "Post-Closing Period" for any Person means any taxable period beginning, with respect to such Person, after the Closing Date, and the portion, beginning after the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) the number of shares of the Corporation Common Stock sold by the Corporation in the IPO (which excludes shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option, divided by (y) the number of shares of Corporation Common Stock outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) the number of shares of the Corporation Common Stock sold by the Corporation in the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option, divided by (y) the number of shares of Corporation Common Stock outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Corporation in the IPO (which excludes shares issued to officers and employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

          "Registration Rights Agreement" shall have the meaning set forth in
Section 3.1(a).

          "Regulation" shall mean the income tax regulations promulgated under the Code by the U.S. Department of the Treasury (whether final or temporary).

          "Returns" or "Tax Returns" means returns, declarations, statements, reports, forms, property tax renditions or other documents or information required to be filed with or supplied to any Taxing Authority.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shareholders Agreement" shall have the meaning set forth in Section 3.1(a).

          "Subsidiary" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.



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          "Tax" or "Taxes" shall mean all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, AD VALOREM, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest or penalties imposed with respect thereto.

          "Tax Proceeding" means any Tax audit, contest, litigation or other proceeding with or against a Governmental Entity.

           "Taxing Authority" shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

            "Transfer" shall mean any sale, assignment or other transfer, whether by operation of law or otherwise (but not any deemed transfer pursuant to Section 338 of the Code of the assets of a corporation or its Subsidiary in connection with the purchase of the stock of such corporation). "Transferred" and "Transferring" shall have correlative meanings.

          "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

          "Two Year Period" shall mean the period beginning on (and including) the Closing Date and ending on (and including) the later of (a) the second anniversary of the Closing Date and (b) the date of consummation of the IPO.

          Section 1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law;
(e) references to money refer to legal currency of the United States of America;
(f) the word "including" means "including, without limitation"; and (g) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                     THE IPO

          Section 2.1 Efforts. (a) The Company agrees to use its reasonable best efforts to prepare for, effect and consummate the IPO (market conditions permitting) as soon as practicable following the date hereof, including selecting underwriters, preparing and filing with the SEC a registration statement and filings under applicable state securities or "blue sky" laws or similar securities laws and determining the terms of the IPO; PROVIDED that, notwithstanding anything to the contrary in this Agreement, the Company shall not consummate any IPO on or before the date two years after the date of this Agreement without the prior written consent of Phillips if the consummation of the IPO (including the potential effect of any underwriters' over-allotment) in



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accordance with the provisions of this Agreement would result in (i) Phillips'
Corporation Interest being less than 20% upon consummation of the IPO or (ii) an Enterprise Value immediately following the IPO of less than $4,400,000,000; PROVIDED, FURTHER, that for purposes of the calculations contemplated in (i) and (ii) in the preceding proviso only, the "Average Market Price" shall be the proposed public offering price of the Corporation Common Stock in the IPO.

          (b) Each of Duke and Phillips agrees to (i) provide reasonable assistance to the Company in effecting the IPO and (ii) cause any Duke Shareholder or Phillips Shareholder, respectively, not to Transfer any or all of their shares of Corporation Common Stock for a period of six months following the consummation of the IPO and to agree to such other customary terms as are reasonably requested by the underwriters in connection with the IPO.

          (c) Duke agrees that, prior to the consummation of the Merger, it will cause the board of directors of DEFS Holding to be comprised solely of three directors designated by Phillips (or four if Phillips designates an Independent Director (as defined in the Certificate of Incorporation)) and five directors designated by Duke (or six or seven if Duke designates one or two Independent Directors, respectively).

          Section 2.2 Formation of the Corporation. (a) Each of Duke and Phillips agrees to take such corporate action as is necessary and desirable to cause (i) PGCSI to be merged with and into DEFS Holding, with DEFS Holding surviving (such surviving corporation, the "Corporation", and such merger, the "Merger"), immediately prior to the consummation of the IPO and (ii) an Agreement of Merger substantially in the form of Exhibit A (the "Agreement of Merger") to be filed in accordance with the Delaware General Corporation Law.

          (b) Each of Duke and Phillips presently intends that, if the IPO occurs, approximately 20% of the Corporation Common Stock shall be sold by the Corporation pursuant to the IPO (including shares to be issued to officers and employees of the Corporation or the Company concurrently with the IPO); PROVIDED, HOWEVER, that this percentage may vary depending on market conditions and other factors.

          (c) Phillips represents, warrants and agrees that at the time of such Merger, (i) PGCSI shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in PGC and (ii) PGC shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company.

          (d) Duke represents, warrants and agrees that at the time of the Merger, DEFS Holding shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company.

          (e) Duke agrees to cause the Duke Shareholder and Phillips agrees to cause the Phillips Shareholder, respectively, to vote its shares to cause the Corporation upon consummation of the IPO to have a single class of common stock (the "Corporation Common Stock") outstanding and no other classes of capital stock or other securities (except for options to purchase shares of the Corporation Common Stock issued to officers, directors and employees of the Corporation or the Company or its Subsidiaries).



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          Section 2.3 Post-IPO Ownership. (a) Each of Duke and Phillips
presently intends that, if the IPO occurs, approximately 20% of the Corporation Common Stock (including shares to be issued to officers and employees of the Corporation or the Company concurrently with the IPO) shall be sold by the Corporation pursuant to the IPO; PROVIDED, HOWEVER, that this percentage may vary depending on market conditions and other factors.

          (b) Each of Duke and Phillips agrees to take, or cause to be taken, such action (including the Merger and any adjustments by the Corporation to the number of shares of Corporation Common Stock owned by Duke and Phillips) as is necessary and desirable to provide that upon the end of the seventh day of trading on the NYSE (excluding the pricing day and without regard to the exercise of any underwriters' over-allotment), each of Duke and Phillips shall own, directly or indirectly, a percentage of the outstanding Corporation Common Stock determined as follows:

               (1) Phillips' Corporation Interest shall equal the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

               (2) Duke's Corporation Interest shall equal the difference between (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

          Annex A sets forth examples of determinations of Phillips'
Corporation Interest and Duke's Corporation Interest at various Public's Equity Values (assuming that no shares are issued to officers or employees of the Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans). The percentages and calculations set forth in this Section 2.3 do not give effect to any underwriters' over-allotment. In the event that there is an underwriters' over-allotment and such over-allotment is exercised, each of Duke's and Phillips' Corporation Interest and the interest of the public in the Corporation (prior to such exercise) shall all be reduced pro rata.

          Section 2.4 Certificate of Incorporation and Bylaws. Each of Duke and Phillips agrees to take such corporate action as is necessary to cause the Corporation to adopt a Certificate of Incorporation and Bylaws of the Corporation substantially in the forms attached to the Agreement of Merger.

                                  ARTICLE III

                   EXECUTION OF AGREEMENTS; PRIMARY VEHICLE

          Section 3.1 Execution of Agreements. (a) Duke agrees to take all corporate action to cause each Duke Shareholder (including Duke, if applicable) to execute, and Phillips agrees to take all corporate action to cause each Phillips Shareholder (including Phillips, if applicable) to execute, a Shareholders Agreement substantially in the form of Exhibit B (the "Shareholders Agreement"). Each of Duke and Phillips agrees to execute, and agrees that it will take all corporate action to cause the Corporation to execute, a Registration Rights Agreement substantially in the form of Exhibit C (the "Registration Rights Agreement").

          (b) Duke agrees to cause each Duke Shareholder to comply with the obligations of a Duke Shareholder under the Shareholders Agreement, and Phillips agrees to cause each Phillips



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Shareholder to comply with the obligations of a Phillips Shareholder under the
Shareholders Agreement.

          (c) The parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action as may be necessary to effectuate the provisions, purposes and intents of this Agreement.

          Section 3.2 Market Shares. Duke agrees to, and to cause its Affiliates to, make nominations and vote any and all of their Market Shares in accordance with the requirements applicable to Duke's Total Corporation Interest (as defined in the Shareholders Agreement) and take all other actions required of a Duke Shareholder (as defined in the Shareholders Agreement) under Sections
2.1 and 2.2 of the Shareholders Agreement. Phillips agrees to, and to cause its Affiliates to, make nominations and vote any and all of their Market Shares in accordance with the requirements applicable to Phillips's Total Corporation Interest (as defined in the Shareholders Agreement) and take all other actions required of a Phillips Shareholder (as defined in the Shareholders Agreement) under Sections 2.1 and 2.2 of the Shareholders Agreement.

          Section 3.3 Primary Vehicle. Each of Duke and Phillips presently intends that the Corporation shall be the primary vehicle by which it conducts the midstream gas gathering and processing business in the United States and Canada.

                                   ARTICLE IV

                                   TAX MATTERS

          Section 4.1 Distributions to PGC. For the period, if any, beginning at the time of consummation of the IPO and ending on the second anniversary of the Closing Date, without the prior written consent of Duke and Phillips: (i) the Company shall not make (or enter into a plan or arrangement to make) any Distribution of cash or other property to PGC in excess of the product of the aggregate Distribution to all Members and PGC's Percentage Interest as of the Closing Date, (ii) the Company shall not make (or enter into a plan or arrangement to make) any Distribution to PGC of cash or other property other than Distributions to fund dividends by the Corporation to its shareholders and Distributions pursuant to Section 7.6(a)(i) of the LLC Agreement and (iii) PGC shall not be liquidated, shall not be merged into the Corporation, shall not distribute to any shareholder of PGC the Company Interest issued to PGC pursuant to Section 2.1(k) of the Contribution Agreement and shall not be converted into, or merged into or otherwise caused to become, a partnership or disregarded entity for federal income tax purposes (nor shall there be any plan or arrangement to do so). Without the prior written consent of each of Duke and
Phillips: (a) no amendment shall be made to Section 6.3, Article VII or Article VIII (other than Section 8.2(b)) of the LLC Agreement, or any reference thereto in the LLC Agreement or any defined term used therein, prior to the second anniversary of the Closing Date, and any amendment made after such second anniversary to any such provision shall not apply to any taxable period, or portion thereof, ending on or before the second anniversary of the Closing Date and (b) no amendment shall be made to Section 8.2(b) of the LLC Agreement or any reference thereto in the LLC Agreement or any defined term used therein.



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          Section 4.2 Tax Status. Each of Duke, Phillips and the Company shall take no action or position inconsistent with (or that could reasonably be expected to be viewed by the Internal Revenue Service as inconsistent with), and shall make or cause to be made all applicable elections with respect to: (a) the treatment of the Company (or any successor thereto), with respect to all times during the Two Year Period, as a partnership for U.S. Federal income tax purposes and the treatment of each of the Flow Through Subsidiaries (or any successor thereto), with respect to all times during the Two Year Period, as a partnership or disregarded entity for U.S. Federal income tax purposes; (b) the treatment of the Company, with respect to all times during the Two Year Period, as not being a publicly traded partnership for United States Federal income tax purposes; (c) the allocation of the Financing under Regulation
Section 1.752-3(a)(3) among the Members in proportion to their Percentage Interests as of the Closing Date; (d) the treatment of the contribution to the Company by DEFS Holding pursuant to Section 2.2 of the Contribution Agreement as a contribution pursuant to Code Section 721, the treatment of the distribution to DEFS Holding pursuant to Section 3.2(c)(2) of the Contribution Agreement (as adjusted pursuant to Section 3.3 thereof) as a distribution pursuant to Code Section 731 and the treatment that, for purposes of the Code, neither such contribution nor such distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company; (e) the treatment of the contribution to the Company by PGC pursuant to Section 2.3 of the Contribution Agreement (the "PGC Contribution") as a contribution pursuant to Code Section 721, the treatment of the distribution to PGC pursuant to Section 3.2(c)(1) of the Contribution Agreement (as adjusted pursuant to Section 3.3) (the "PGC Distribution") as a distribution pursuant to Code Section 731 and the treatment that, for purposes of the Code, neither the PGC Contribution nor the PGC Distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company (except in the case of this clause (e) that Duke, Phillips and the Company shall treat (except to the extent Duke, Phillips, the Members and the Company agree in writing or are required by the Neutral Firm to treat otherwise) an amount of the PGC Distribution equal to the Disguised Sale Amount as proceeds of a sale by PGC to the Company under Code Section 707(a) and an amount of the PGC Contribution equal in fair market value to the Disguised Sale Amount as property that is sold by PGC to the Company under Code
Section 707(a) (such property treated as having been sold having regular federal income tax basis equal to the aggregate regular Federal income tax basis of the property contributed in the PGC Contribution multiplied by a fraction the numerator of which is the Disguised Sale Amount and the denominator of which is the value of the property contributed in the PGC Contribution, such value being for this purpose $2,139,500,000)); and (f) the treatment of the merger of PGCSI into DEFS Holding pursuant to Section 2.2(a) hereof as a "reorganization" within the meaning of Code Section 368(a) in which no gain or loss is recognized to Duke, Phillips, PGC, DEFS Holding, the Company, or any other Person.

          Section 4.3 Tax Proceedings; Cooperation and Exchange of Information.
(a) In the case of any Tax Proceeding relating to any Income Tax Return or any Income Tax items of the Company or any Subsidiary of the Company for any Post-Closing Period, the Company shall be entitled to control such Tax Proceeding; PROVIDED, HOWEVER, that (i) the Company shall promptly notify Duke and Phillips (describing the jurisdiction and year(s) at issue and including a copy of any materials received from the applicable Governmental Entity in connection therewith) upon receipt of notice of any such Tax Proceeding and shall thereafter promptly forward to Duke and Phillips copies of any communications received from or sent to any Governmental Entity by the Company or any of its Subsidiaries in connection with any such Tax Proceeding; (ii) the Company shall provide Duke and Phillips with a timely and reasonably detailed account of each stage of such Tax Proceeding and a copy of all documents relating to such Tax Proceeding; (iii) the Company shall consult with Duke and Phillips before taking any significant action in connection with such Tax Proceeding; (iv) the Company shall consult with Duke and Phillips and offer Duke and Phillips an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding (including, to the extent practicable, any documents furnished to the applicable Governmental Entity in connection with any discovery request); (v) the Company shall defend such Tax Proceeding diligently and in good faith as if the Company were the taxpayer in interest in connection with such Tax Proceeding; and (vi) (A) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Phillips with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $7,575,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Phillips and (B) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Duke with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $17,425,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Duke. In the event that Duke or Phillips reasonably withholds such consent pursuant to the preceding clause (vi)(A) or (B), the parties shall negotiate in good faith to resolve their differences and, failing that, the Neutral Firm shall resolve such disagreement. The above provisions of this Section 4.3(a) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (b) The Company shall present (such presentation to be made (i) in the case of a Tax Return for a Company taxable year ending on December 31st, no later than July 1st in the year following the end of such Company taxable year and (ii) in the case of a Tax Return for a Company taxable year ending on a date other than December 31st, no later than the date that is six months following the end of such Company taxable year) any Federal Income Tax Returns of the Company to Phillips for Phillips' review and shall revise such Tax Returns prior to filing to reflect any reasonable comments requested in good faith by Phillips in writing within 15 Business Days after such presentation of such Tax Returns to Phillips; PROVIDED, HOWEVER, that in the event that the Company or Duke disagrees with any such comments of Phillips, then the Company, Duke and Phillips shall endeavor to resolve their disagreement over such comments and, failing that, the Neutral Firm shall resolve such disagreement prior to the date such Tax Returns are due (including extensions) and such Tax Returns shall be filed in such manner as the Neutral Firm determines. The fees and expenses of the Neutral Firm in connection with this Section 4.3(b) shall be allocated between Phillips and Duke by the Neutral Firm. At Duke's or Phillips' request, the Company shall make available to Duke and Phillips, respectively, for their review at least 15 Business Days prior to the due date (including extensions) any state, local or foreign Income Tax Returns of the Company or its Subsidiaries. The above provisions of this Section 4.3(b) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (c) Cooperation and Exchange of Information. Duke, Phillips, the Company and DEFS Holding (and the Corporation, from and after the Merger) shall (and shall cause their respective Subsidiaries to) cooperate with one another with respect to Tax matters. As soon as practicable, but in any event within 30 days after the request of Duke or Phillips, from and after the Closing Date, the Company shall deliver to Duke or Phillips, respectively, such information and data concerning the Company and its Subsidiaries and make available such employees of the Company and its Subsidiaries as Duke or Phillips may reasonably request (including providing the information and data reasonably required by Duke's and Phillips' customary Tax and accounting questionnaires) in order to enable Duke and Phillips to complete and file all Tax Returns which they each may be required to file with respect to the Company and its Subsidiaries or to respond to Tax audits or other inquiries relating to Taxes by any Governmental Entities with respect to such operations and to otherwise enable Duke and Phillips each to satisfy their respective accounting, Tax and other legitimate business requirements. Such cooperation and information shall include provision of powers of attorney to Duke or Phillips relating to Tax matters (e.g., for the purpose of signing Returns and defending audits) and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity that relate to the Company and its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entities and records concerning the ownership and tax basis of property, which the Company, the Corporation and their Subsidiaries may possess. The Company and DEFS Holding (and the Corporation, from and after the time of the Merger) shall (and shall cause their respective Subsidiaries to) make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The above provisions of this Section 4.3(c) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder or affiliate of such a shareholder, of the Corporation). Notwithstanding any other provision, (i) Duke shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Duke or any other member of the Duke Group and (ii) Phillips shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Phillips or any other member of the Phillips Group.

          Section 4.4 Debt Repayment. From and after consummation of the IPO, to the extent that proceeds from the IPO (or any other funds contributed to the Company or any of its Subsidiaries) are used to repay debt owed by the Company or any of its Subsidiaries (for so long as the Company or such Subsidiary is treated as a partnership for federal income tax purposes), such funds shall be contributed to the Company and its Subsidiaries by the limited liability company interest holders or other equity interest holders in the Company or such Subsidiaries in proportion to the allocation of debt to such holders provided in
Section 8.2(b)(iii) of the LLC Agreement.

                                   ARTICLE V

                              TRANSFER RESTRICTIONS

          Section 5.1 Structure; Transfers. For the period from the date of this Agreement until the consummation of the IPO, (i) Duke shall cause DEFS Holding to own and hold all of Duke's Company Interest and no other assets or liabilities, and (ii) Phillips shall cause (A) PGC to own and hold all of Phillips' Company Interest and no other assets or liabilities and (B) PGCSI to own and hold all of the capital stock of PGC and no other assets or liabilities.

          Section 5.2 Change of Control. Each of Duke and Phillips agrees that prior to consummation of the IPO, as a condition to the consummation of any transaction that will result in a Change of Control of DEFS Holding or PGC, respectively, it will cause the new Parent of DEFS Holding or PGC, respectively, to assume the obligations of Duke or Phillips, as applicable, under this Agreement.

                                   ARTICLE VI

                            TERMINATION OF AGREEMENTS

          Section 6.1 Termination of Agreements. The Governance Agreement is hereby terminated in its entirety and shall be void and have no further force and effect; PROVIDED, HOWEVER, that such termination shall not relieve any party thereto of any liability for any breach of the Governance Agreement that occurred prior to the termination thereof. From and after the termination of the Governance Agreement, any reference to the Governance Agreement in Annex B of the Contribution Agreement (or in any definition of a defined term used in Annex
B) shall be deemed to be a reference to the corresponding provision or provisions of this Agreement or the LLC Agreement.

                                  ARTICLE VII

                                EMPLOYEE MATTERS


          Section 7.1 Definitions; Controlling Provisions. As used in this
Article VII, (i) the terms "DEFS" and "TEPPCO" shall have the meanings assigned to such terms in the Contribution Agreement, (ii) the terms "Bonuses," "Change in Control Severance Plan," "Continued Employees," "DEFS Employee," "Duke FSP," "Eligible Expenses," "Employee," "New Welfare Plans," "Old Welfare Plans," "PGC Employee," "Phillips FSP," "Retained DEFS Employee" and "Transferred PGC Employee" shall have the meanings assigned to such terms in Annex A to the Contribution Agreement, (iii) the term "Continued Duke Welfare Plan" shall have the meaning set forth in Section 7.4(a), (iv) the term "TEPPCO Employee" shall mean any individual who is, immediately prior to the date hereof, an Employee of TEPPCO, and (v) the term "DEFS Severance Plan" shall mean that certain 2000 Duke Energy Field Services Severance Benefits Plan as in effect on April 1, 2000. The terms of this Article VII shall govern and control to the extent they are inconsistent or conflict with the terms of Annex A to the Contribution Agreement, and the provisions of Sections 7.3, 7.4 and 7.5 shall be deemed to be a part of Annex A to the Contribution Agreement for purposes of the indemnification provisions of Sections 9.1(iii), 9.2(a)(iv) and 9.2(b)(iv) of the Contribution Agreement. The provisions of Section 5.1 of Annex A to the Contribution Agreement shall apply with respect to the compensation and benefit matters addressed in this Article VII.

          Section 7.2 Transfer of Employees. If a DEFS Employee or a PGC Employee is to be transferred to the Company pursuant to the terms of Annex A to the Contribution Agreement, then the Company may direct Duke and Phillips, respectively, to cause the transfer of such employee to be made to the Company or to a Subsidiary of the Company that is designated by the Company. Continued Employees may be employed by the Company or any Affiliate of the Company as determined by the Company from time to time in its sole discretion.

          Section 7.3 TEPPCO Employees. For all purposes of Annex A to the Contribution Agreement and this Article VII (except where specifically provided otherwise), each TEPPCO Employee shall be considered a Retained DEFS Employee. Duke shall have no obligation under Section 3.2 of Annex A to the Contribution Agreement to reimburse the Company for a pro-rata portion of the Bonuses for calendar year 2000 that are paid to Retained DEFS Employees who are TEPPCO Employees. Schedule 7.3 to this Agreement sets forth a list of agreements relating to TEPPCO Employees that shall be considered to be among the agreements listed in Schedule 2.5(a)(i) or Schedule 2.5(a)(ii) to Annex A to the Contribution Agreement (as indicated on Schedule 7.3 to this Agreement); provided, however, that the Company shall have no reimbursement obligation to Duke with respect to any such agreement that is considered to be among the agreements listed in Schedule 2.5(a)(i) to Annex A to the Contribution Agreement.

          Section 7.4 Welfare Benefits. (a) In order to permit benefits transition with respect to Retained DEFS Employees, for the period beginning on the date hereof and ending on the earliest of (i) December 31, 2000, (ii) such date as Duke shall cease to have a greater than 50%, direct or indirect, ownership interest in the Company, or (iii) such date as the Company or Duke shall designate with respect to any particular Old Welfare Plan (provided that Duke or the Company shall provide reasonable notice under the circumstances to the other party prior to any such date), the Company and/or its wholly-owned Subsidiaries shall be participating employers on behalf of their employees (including any Continued Employees) who meet the requirements for eligibility under the following Old Welfare Plans maintained by Duke: the Duke Energy Medical, Dental, Cafeteria (FSP), Basic Life Insurance, Supplemental and Dependent Life Insurance, Basic, Supplemental and Dependent Accidental Death and Dismemberment Insurance, Business Travel Accident Insurance and Long-Term Care Insurance Plans (each such Old Welfare Plan is herein referred to as a "Continued Duke Welfare Plan"); provided, however, that retiree medical, dental and life insurance coverages under the applicable Continued Duke Welfare Plans shall not become applicable to an individual who either is not a Retained DEFS Employee or fails to meet such requirements as Duke shall impose for such coverages. Duke may terminate the participation by the Company and its wholly-owned Subsidiaries in a particular Continued Duke Welfare Plan prior to December 31, 2000, pursuant to clause (iii) of the preceding sentence only if
(1) Duke will be terminating such plan in its entirety as of the date designated by Duke pursuant to such clause or (2) Duke has determined that such continued participation by the Company and/or any of its wholly-owned Subsidiaries could subject Duke or such plan to fines, penalties, excise taxes, loss of tax deductions or other liabilities (other than liabilities for the benefits to be provided under such plan). Without limiting the generality of the preceding provisions of this Section 7.4(a), it is understood and agreed that such provisions shall not override the provisions of Section 4.2(b) of Annex A to the Contribution Agreement. For purposes of applying
Section 4.5(c) of Annex A to the Contribution Agreement, the Continued Duke Welfare Plans shall be deemed to be New Welfare Plans; provided, however, that Eligible Expenses of a Retained DEFS Employee shall be determined without regard to when such expenses are recorded by the applicable plan administrator or reported to the Company.


          (b) Notwithstanding the provisions of Section 4.5(d) of Annex A to the Contribution Agreement, for the period specified in Section 7.4(a) as it applies to the Duke FSP, the Retained DEFS Employees shall continue to be eligible, and the Transferred PGC Employees shall be eligible, to participate in the Duke FSP. In the case of the Retained DEFS Employees, such continued participation shall be based on their elections under the Duke FSP that are in effect immediately prior to the date hereof (as such elections may be adjusted from time to time in accordance with the terms of the Duke FSP). In the case of the Transferred PGC Employees, the provisions of Section 4.5(d) of Annex A to the Contribution Agreement shall be applied as if the Duke FSP were the New FSP as defined therein, except that references therein to the Company shall be deemed to refer to Duke; provided, however, that if the aggregate amount of the transferred account balances of Transferred PGC Employees from the Phillips FSP to the Duke FSP is negative, then the Company shall pay Phillips the amount of such aggregate negative balance promptly following such account balance transfer. The parties hereto agree and acknowledge that it is their intention that the economic risks and benefits associated with calendar year 2000 (or any portion thereof) participation in the Duke FSP by Retained DEFS Employees (both before and after the date hereof), Transferred PGC Employees, and any other employees of the Company and its Subsidiaries be borne or enjoyed, as the case may be, by the Company. Accordingly, Duke and the Company agree that, as soon as administratively feasible after all claims under the Duke FSP have been processed for calendar year 2000 with respect to the employees of the Company and its Subsidiaries, one such party shall make a payment to the other (as appropriate) to ensure such result to the greatest extent possible.

          Section 7.5 Severance Benefits. (a) The Company or a Subsidiary of the Company shall reimburse Phillips for the cash severance benefit paid by Phillips or any Subsidiary of Phillips to certain of their employees in accordance with the terms of Article I of Exhibit A to that certain Transition Services Agreement between Phillips and the Company dated March 17, 2000.


          (b) Section 4.2(b) of Annex A to the Contribution Agreement shall apply to each Retained DEFS Employee who is a TEPPCO Employee and who was covered by the Change in Control Severance Plan immediately prior to the date hereof; provided, however, that (i) the Company shall not have any reimbursement obligation to Duke under such Section 4.2(b) with respect to the cash severance benefit paid to any such employee and (ii) Duke shall not have any reimbursement obligation to the Company under such Section 4.2(b) for any extended coverage under a welfare benefit plan.

          (c) The provisions of this Section 7.5(c) shall not apply with respect to any Retained DEFS Employee who is a TEPPCO Employee. Duke shall reimburse the Company or a Subsidiary of the Company for the severance benefit paid under the DEFS Severance Plan to any

Retained DEFS Employee who receives notice from the Company or a Subsidiary of the Company on or about the date hereof that such individual's employment will be terminated in connection with (and in any event within 30 days after) the closing of the transactions contemplated under the Contribution Agreement. On or about the date hereof, the Company and its Subsidiaries shall also notify certain Retained DEFS Employees selected by the Company in its sole discretion that such individuals will be requested to perform services for the Company or a Subsidiary of the Company on only a transitional basis. Duke shall reimburse the Company or a Subsidiary of the Company for the severance benefit paid under the DEFS Severance Plan to any Retained DEFS Employee who receives the notice described in the preceding sentence provided that the termination of such individual's employment from the Company and its Affiliates occurs within six months of the date hereof (or within nine months of the date hereof in the case of such a Retained DEFS Employee who is an accountant).

          Section 7.6 Miscellaneous. The reference in Section 2.3 of Annex A to the Contribution Agreement to Section 6.1 of the Governance Agreement shall be deemed to refer to Section 6.1 of the Governance Agreement as in effect immediately before the termination of the Governance Agreement. All references in Sections 3.1, 4.1, 4.5(a), 4.5(b)(i)(A), 4.5(b)(ii)(I), 4.5(b)(iii)(x) and
the last sentence of Section 4.5(b) of Annex A to the Contribution Agreement to the "Closing Date" shall be deemed to refer to the day after the Closing Date.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties.

          Section 8.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

          (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

          (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 8.2.

          Section 8.3 Entire Agreement. The parties hereto acknowledge that the Contribution Agreement, the Confidentiality Agreements dated August 11, 1999 and August 26, 1999 between Duke and Phillips, the LLC Agreement and this Agreement, together with the exhibits hereto and the exhibits to such exhibits, including the Certificate of Incorporation and the Bylaws of the Corporation, have been executed or adopted as part of the same transaction. This Agreement, together with the Contribution Agreement and the exhibits hereto and thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies or obligations hereunder.

          Section 8.4 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement or the Contribution Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Contribution Agreement and the transactions contemplated by this Agreement and the Contribution Agreement shall be paid by the party incurring such costs and expenses; provided, however, that third party costs incurred by each party after December 16, 1999 for planning and information purposes relating to the transactions contemplated by this Agreement and the Contribution Agreement (including costs of consultants and contractors hired for such purposes, prepayments for services required by the Company, rating agency fees and outside attorneys' fees for Hart-Scott-Rodino and regulatory matters, but excluding wages and expenses of employees of Duke or Phillips, costs incurred in performing due diligence on Duke or Phillips, as applicable) shall be paid or reimbursed by the Company or the Corporation, as applicable.

          Section 8.5 Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

                         (a)  If to Phillips:

                              Phillips Petroleum Company
                              1266 Adams Building
                              Bartlesville, Oklahoma  74004
                              Attention:  Clyde W. Lea
                              Fax No.:  (918) 662-2301

                              With a copy to:

                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York  10019
                              Attention:  Andrew R. Brownstein, Esq.
                              Fax No.:  (212) 403-2000

                         (b)  If to Duke:

                              Duke Energy Corporation
                              5400 Westheimer Court, 8th Floor
                              Houston, Texas  77056-5310
                              Attention:  Richard K. McGee
                              Fax No.:  (713) 569-2491

                              With a copy to:

                              Vinson & Elkins L.L.P.
                              1001 Fannin, Suite 2300
                              Houston, Texas  77002-6760
                              Attention:  Bruce R. Bilger
                              Fax No.:  (713) 615-5429

                         (c)  If to the Company:
                              Duke Energy Field Services, LLC
                              17th Street, Suite 900
                              Denver, Colorado 80202
                              Attention:  Martha B. Wyrsch
                              Fax No.:  (303) 605-1605

                              With a copy to:

                              Duke Energy Corporation
                              5400 Westheimer Court, 8th Floor
                              Houston, Texas  77056-5310
                              Attention:  Richard K. McGee
                              Fax No.:  (713) 569-2491
                              and

                              Vinson & Elkins L.L.P.
                              1001 Fannin, Suite 2300
                              Houston, Texas  77002-6760
                              Attention:  Bruce R. Bilger
                              Fax No.:  (713) 615-5429

          Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party hereto.

          Section 8.7 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

          Section 8.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

          Section 8.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          Section 8.10 Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if it were drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

          Section 8.12 Actions by Affiliates of Phillips and Duke. In addition to, and not in limitation of, any other provisions of this Agreement, each of Phillips and Duke shall ensure that each of their respective Affiliates (other than the Company and the Corporation) takes all actions necessary to be taken by such Affiliate in order to fulfill the obligations of Phillips or Duke, as the case may be, under this Agreement.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.


                                    PHILLIPS PETROLEUM COMPANY


                                    By: /s/ John A. Carrig
                                       -------------------------------
                                    Name:   John A. Carrig
                                    Title:  Vice President and Treasurer


                                    DUKE ENERGY CORPORATION


                                    By: /s/ Fred J. Fowler
                                       -------------------------------
                                    Name:   Fred J. Fowler
                                    Title:  Group President -
                                            Energy Transmission


                                    DUKE ENERGY FIELD SERVICES, LLC


                                    By: /s/ J.W. Mogg
                                       -------------------------------
                                    Name:   J.W. Mogg
                                    Title:  Chairman, President and CEO


                                    DUKE ENERGY FIELD SERVICES CORPORATION
                                    (solely for purposes of Section 4.3(c) of this Agreement)


                                    By: /s/ J.W. Mogg
                                       -------------------------------
                                    Name:   J.W. Mogg
                                    Title:  Chairman, President and CEO

                                                                  EXHIBIT A
                                                                      TO
                                                                PARENT COMPANY
                                                                  AGREEMENT



                               AGREEMENT OF MERGER
                                       OF
                     PHILLIPS GAS COMPANY SHAREHOLDER, INC.
                            (a Delaware corporation)
                                  WITH AND INTO
                     DUKE ENERGY FIELD SERVICES CORPORATION
                            (a Delaware corporation)


      This Agreement of Merger, dated as of ________________, 2000 (this "Agreement"), is hereby executed pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") by and between PHILLIPS GAS COMPANY SHAREHOLDER, INC., a Delaware corporation ("PGCSI"), and DUKE ENERGY FIELD SERVICES CORPORATION, a Delaware corporation ("DEFS Corp." and, following the Merger (as hereinafter defined), the "Surviving Corporation," and, collectively with PGCSI, the "Constituent Corporations").

                                    RECITALS:

      1. Pursuant to its Certificate of Incorporation, as amended to the date hereof, PGCSI is authorized to issue a total of 1,000 shares of Common Stock, with no par value ("PGCSI Common Stock"), of which ten shares are now issued and outstanding and each of which is entitled to one vote and held of record by Phillips Petroleum Company ("PGCSI Parent");

      2. Pursuant to its Certificate of Incorporation, DEFS Corp. is authorized to issue a total of ______ shares of Common Stock, par value $.01 per share ("DEFS Corp. Common Stock"), of which 1,000 shares are now issued and outstanding and each of which is entitled to one vote and held of record by Duke Energy Natural Gas Corporation ("DENG"), a wholly owned subsidiary of Duke Energy Corporation ("Duke");

      3. The registered office of PGCSI in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297 and The Prentice-Hall Corporation Systems, Inc. is the registered agent in charge thereof upon whom process against PGCSI may be served;

      4. The registered office of DEFS Corp. in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801 and The Corporation Trust Company is the registered agent in charge thereof upon whom process against DEFS Corp. may be served; and

      5. The Boards of Directors of both of the Constituent Corporations have adopted resolutions declaring the advisability of the proposed merger (the "Merger") of PGCSI with and into DEFS Corp. upon the terms and conditions hereinafter set forth, approving this Agreement and directing that it be submitted to their respective sole stockholders for approval in accordance with the applicable statutes of the State of Delaware.

      6. Upon consummation of the Merger, DENG and PGCSI Parent will enter into a Shareholders Agreement.

      7. It is intended that the Merger shall qualify as a tax-free "reorganization" within the meaning of Section 368 of the Internal Revenue Code, as amended.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying it into effect, the manner and basis of converting shares of each of the Constituent Corporations into shares of the Surviving Corporation and such other details and provisions of the Merger as are deemed necessary or desirable, the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

      Section 1.1 Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning given such term set forth below:

            "Company" shall mean Duke Energy Field Services, LLC, a Delaware limited liability company.

            "Contribution Closing" shall mean                 , 2000.

            "Independent Directors" shall mean directors meeting the independence and experience requirements, as set forth by the New York Stock Exchange as of the date of the IPO for membership on an audit committee of a board of directors, with respect to each of PGCSI, DENG and the Surviving Corporation.

            "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

      Section 1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law;
(d) references to money refer to legal currency of the United States of America;
(e) the word "including" means "including, without limitation"; and (f) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                                  THE AGREEMENT

      Section 2.1 Approval and Certification. This Agreement shall be submitted as promptly as practicable to the sole stockholder of each of the Constituent Corporations, and, if duly adopted and approved by each such stockholder in accordance with the provisions of the

DGCL, shall, subject to the further provisions of this Agreement, promptly be certified in accordance with the DGCL at such time as the respective authorized officers of PGCSI and DEFS Corp. deem proper.

      Section 2.2 Filing of Agreement or Certificate of Merger. Immediately after the approvals and certification referenced in Section 2.1 hereof, the Constituent Corporations shall file this Agreement or a Certificate of Merger with the Secretary of State of Delaware, as required by Section 251 of the DGCL. The Merger shall be effective upon acceptance of such filing or such later time as is set forth in such Certificate of Merger, which time is hereinafter called the "Effective Time."


                                   ARTICLE III

                                RESULT OF MERGER

      Section 3.1   Effective Time Events.  At the Effective Time:

            (a) PGCSI shall be merged with and into DEFS Corp., with the effect as provided in the DGCL, at which time the separate existence of PGCSI shall cease.

            (b) DEFS Corp., as the corporation surviving the Merger, shall continue its corporate existence under the DGCL.

            (c) The Certificate of Incorporation of DEFS Corp. as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth in Exhibit A hereto (as so amended and restated, the "Amended and Restated Charter") and as so amended and restated shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable law and such Amended and Restated Charter.

            (d) The Bylaws of DEFS Corp. as in effect immediately prior to the Effective Time shall be amended and restated, in their entirety, as set forth in Exhibit B hereto (as so amended and restated, the "Bylaws") and as so amended and restated shall continue in full force and effect as the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Amended and Restated Charter and such Bylaws.

            (e) All shares of PGCSI Common Stock issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into (i) an aggregate of ___________ [1] fully paid and non-assessable shares of Surviving Corporation




-------------------------
[1] to equal 80% of (x) the parties' good faith estimate at the time of the Merger of Phillips' Corporation Interest (as defined in Exhibit C) multiplied by
(y) (1) the aggregate number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus (2) shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

Common Stock and (ii) the right to receive a number of additional fully paid and non-assessable shares of Surviving Corporation Common Stock in accordance with and on the terms and subject to the conditions set forth in Exhibit C hereto, and all such shares of PGCSI Common Stock thereafter shall be cancelled and cease to exist.

             (f) All shares of DEFS Corp. Common Stock issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into (i) an aggregate of _________ [2] fully paid and non-assessable shares of Surviving Corporation Common Stock and (ii) the right to receive a number of additional fully paid and non-assessable shares of Surviving Corporation Common Stock in accordance with and on the terms and subject to the conditions set forth in Exhibit D hereto.

            (g) The Board of Directors of the Surviving Corporation (who shall hold office subject to the provisions of the Bylaws from the Effective Time until the next annual meeting of the stockholders of the Surviving Corporation and until their successors are elected and qualified) shall be the directors of DEFS Corp. in office immediately prior to the Effective Time.


                                   ARTICLE IV

                           ACTIONS OF THE CORPORATIONS

      Section 4.1 Execution of Documents. Each of the Constituent Corporations hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers or by the corresponding officers of the Surviving Corporation, all such acknowledgments, assurances, conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution to the Surviving Corporation of any property, right, privilege or franchise pursuant to applicable law, or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests as a result of the merger referred to herein pursuant to applicable law, and otherwise to carry out the intent and purpose hereof.

      Section 4.2 Delivery of Certificates. Upon the end of the seventh day of trading on the NYSE (excluding the pricing day), the Surviving Corporation shall deliver to each of DENG and to PGCSI Parent, respectively, certificates representing the number of shares of Surviving




-------------------------
[2] to equal 80% of (x) the parties' good faith estimate at the time of the Merger of Duke's Corporation Interest (as defined in Exhibit C) multiplied by
(y) (1) the aggregate number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus (2) shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

Corporation Common Stock held by each, calculated in accordance with Sections 3.1(e) and (f) hereof.


                                    ARTICLE V

                            AMENDMENT AND TERMINATION

      Section 5.1 Amendment. At any time prior to the Effective Time, the Boards of Directors of the Constituent Corporations may, to the fullest extent permitted by law, amend, modify or supplement this Agreement by mutual consent in such manner as they may determine.

      Section 5.2 Termination. This Agreement may be terminated, and the Merger herein provided for may be abandoned by mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time notwithstanding approval of this Agreement by the stockholders of the Constituent Corporation.

            IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered on the date first set forth above.



                                PHILLIPS GAS COMPANY SHAREHOLDER, INC.



                                By:
                                    ---------------------------------------
                                    Name:
                                    Title:


                                DUKE ENERGY FIELD SERVICES CORPORATION



                                By:
                                    ---------------------------------------
                                    Name:
                                    Title:

                                                                    EXHIBIT A
                                                                       to
                                                                  AGREEMENT OF
                                                                      MERGER


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                     DUKE ENERGY FIELD SERVICES CORPORATION


            The name of the corporation is "Duke Energy Field Services Corporation" (the "Corporation").

            The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 8, 1999, under the name "DEFS Holding Corp."

            This Amended and Restated Certificate of Incorporation has been declared advisable by the board of directors of the Corporation (the "Board"), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

            The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

                       The name of the Corporation is:
                   Duke Energy Field Services Corporation.

                                   ARTICLE II
                                REGISTERED AGENT

            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

            The purposes of the Corporation are to engage in the midstream gas gathering, processing, transportation and marketing business in the United States and Canada, the marketing of natural gas liquids in Mexico, the transportation of refined petroleum products and liquefied petroleum gases and related products and related terminaling, storage and other activities, and the gathering, transportation, storage and marketing of crude oil (the "Designated Business"). The Corporation may also pursue other legal businesses beyond the Designated Business, provided that any such other business (i) is approved by the Board pursuant to the

Bylaws of the Corporation (the "Bylaws"), and (ii) if Duke Energy Corporation, a North Carolina corporation ("Duke"), owns, directly or indirectly, a majority of the Common Stock or otherwise controls the Corporation, directly or indirectly, is approved by Duke in its sole discretion.

                                   ARTICLE IV
                                  CAPITAL STOCK

            Section 4.1. Issuance of Shares. The Corporation shall be authorized to issue _____ shares of capital stock, of which _____ shares shall be shares of common stock, $.01 par value ("Common Stock"), and _____ shares shall be shares of preferred stock, $.01 par value ("Preferred Stock").

            Section 4.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, privileges, preferences and other rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the designation of the series, which may be by distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates (or the method for determining the date or dates) upon which such dividends shall be payable;

                  (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

                  (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                  (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

                  (j) the voting rights, if any, of the holders of shares of the series.

            Section 4.3. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals on which the holders of Common Stock are entitled to vote and the Common Stock shall vote together as a single class. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the members of the Board (the "Directors") and for all other purposes. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. The Corporation shall be entitled to treat the Person in which name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V
                                    THE BOARD

            The number, nominations, qualifications, tenure, vacancies and removal of the Directors shall be as set forth in the Bylaws. Except and to the extent that the Bylaws shall so require, the election of the Directors need not be by written ballot.

                                   ARTICLE VI
                                     BYLAWS

            In furtherance and not in limitation of the powers conferred by statute, the Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board in accordance with the Bylaws.

                                   ARTICLE VII
                  AMENDMENT OF CERTIFICATE OF INCORPORATION

            Except as set forth in Article VI, Article X and Article XII hereof, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article XI, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII
                      STOCKHOLDER ACTION BY WRITTEN CONSENT

            Prior to the first date (the "Trigger Date") upon which Duke is not the holder of record (directly or through its subsidiaries) of a majority of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

                                   ARTICLE IX
                          DELAWARE ANTITAKEOVER STATUTE

            The provisions of Section 203 of the Delaware General Corporation Law shall not be applicable to the Corporation.

                                    ARTICLE X
                                  ANTI-DILUTION

            At any time following the initial offering of shares of Common Stock in a transaction registered under the Securities Act of 1933, as amended, if the Corporation offers or issues additional shares of Common Stock or additional shares of any other previously issued and outstanding capital stock in a public offering, then, so long as Duke and Phillips Petroleum Company, a Delaware corporation ("Phillips"), each owns at least 20%, directly or indirectly, of all outstanding Common Stock, then each of Duke and Phillips shall have the opportunity to subscribe for and purchase such number of shares of Common Stock or such other capital stock, as the case may be, such that the percentage ownership (direct or indirect) of the total issued and outstanding Common Stock or such other capital stock, as the case may be, of such party following the offering or issuance remains equal to such party's percentage ownership (direct or indirect) of the issued and outstanding Common Stock or such other capital stock, as the case may be, immediately prior to the offering or issuance; provided, however, that neither Duke nor Phillips shall have the right or opportunity hereunder to purchase any additional Common Stock in connection with the issuance by the Corporation of any Common Stock or options, warrants or other similar securities in respect of Common Stock pursuant to a compensation or benefit plan or program for officers or employees of the Corporation that has been approved by the Board in accordance with the Bylaws. So long as Duke and Phillips each owns at least 20%, directly or indirectly, of all outstanding Common Stock, then any proposed amendment to this Article X shall require the consent of Duke and Phillips.

                                   ARTICLE XI
                       LIMITED LIABILITY; INDEMNIFICATION

            Section 11.1. Limited Liability of Directors. A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL, as amended from time to time, for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Section 11.1 shall eliminate or reduce the effect of this Section 11.1 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 11.1, would accrue or arise, prior to such amendment or repeal.

            Section 11.2. Indemnification and Insurance.
                          -----------------------------

                  (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section
11.2 shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 11.2 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article XI shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  (e) Severability. If any provision or provisions of this
Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

                                   ARTICLE XII
                        BUSINESS OPPORTUNITIES AGREEMENT

            Section 12.1. Scope of Business of the Corporation and its Subsidiaries. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter (each, a "Business Activity") in which Duke engages or seeks to engage that does not consist exclusively of the Designated Business.

            Section 12.2. Corporate Opportunities.
                          -----------------------

                  (a) In recognition that Duke is currently (at least indirectly), and in anticipation that Duke will remain, a substantial stockholder of the Corporation, and in anticipation that the Corporation and Duke may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of business, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Duke (including services of employees, officers and directors of Duke as Directors and officers of the Corporation), the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Duke and its employees, officers and directors, and the powers, rights, duties, liabilities, interests and expectancies of the Corporation in connection therewith.

                  (b) Duke shall have the right to engage (and shall have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have any interest or expectancy, and hereby renounces any interest or expectancy, in any Business Activity, provided that such Business Activity is conducted by Duke in accordance with the standards set forth in Section 12.3 hereof.

Neither Duke nor any employee, officer, director or agent thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of any such Business Activity of Duke or of such person's participation therein. In the event that Duke acquires knowledge of a potential Business Activity, unless such Business Activity is pursued in violation of the standards set forth in Section 12.3 hereof, Duke shall have no duty to communicate or offer to the Corporation the opportunity to participate in such Business Activity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another Person or does not communicate information regarding such Business Activity to the Corporation, and no officer, director, employee or other agent of Duke who serves as a Director or officer of the Corporation or of any subsidiary of the Corporation shall have any duty to communicate or offer the opportunity to participate in such Business Activity to the Corporation or any liability to the Corporation or its stockholders for breach of any fiduciary duty as a Director or officer of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another Person or does not communicate information regarding such Business Activity to the Corporation.

            Section 12.3. Standards for Separate Conduct of Business. In the event that Duke or any Director or officer of the Corporation who is also a director, officer, employee or agent of Duke acquires knowledge of a potential Business Activity, Duke, or any such person on behalf of Duke, may pursue such Business Activity, and such pursuit shall be in accordance with the standards set forth in this Section 12.3, if (i) such knowledge was acquired by Duke or any such person other than through disclosure of information by or on behalf of a Director, officer, employee or agent of the Corporation in or during the course of such person's relationship with the Corporation and other than solely in, and as a direct result of, such person's service as a Director or officer of the Corporation (it being understood that if the opportunity to pursue such Business Activity is separately identified by Duke or one of its officers, directors, employees or agents or separately presented to Duke or one of its officers, directors, employees or agents, Duke, or any such officer, director, employee or agent on behalf of Duke, shall be free to pursue such opportunity even if it also came to the attention of another officer, director, employee or agent of Duke as a result of and in his or her capacity as a Director or officer of the Corporation), and (ii) such Business Activity is developed and pursued solely through the use of personnel and assets of Duke (including such person in his or her capacity as a director, officer, employee or agent of Duke). The Corporation shall renounce any interest or expectancy in any Business Activity that is conducted by Duke or its officers, directors, employees or agents on behalf of Duke in accordance with the foregoing standards. Nothing in this
Article XII shall allow any Director designated by Duke to pursue a Business Activity in the Designated Business solely for his or her personal benefit (as opposed to for the benefit of Duke).

            Section 12.4. Consent. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions.

            Section 12.5. Interpretation.
                          --------------

                  (a) For purposes of this Article XII, "Duke" shall include all Subsidiaries and Affiliates of Duke Energy Corporation (other than the Corporation and its Subsidiaries).

                  (b) As used in this Article XII, the following definitions shall apply:

                        (i) "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

                        (ii) "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following: (A)(1) in the case of a corporation, more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; (2) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (3) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (4) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and (B) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

                        (iii) "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

                        (iv) "Person" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

                        (v) "Subsidiary" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.

            Section 12.6. Amendment. Any proposed amendment to Article III or this Article XII shall require, in addition to the consent of Duke, the approval of at least a majority of the Directors who are not officers, directors or employees of Duke and who are otherwise disinterested or of a committee of the Board consisting exclusively of Directors who are not officers, directors or employees of Duke and who are otherwise disinterested.

            Section 12.7. Term. The provisions of this Article XII shall terminate at such time as Duke no longer owns, directly or indirectly, a majority of the Common Stock and no longer otherwise controls the Corporation, directly or indirectly.

            IN WITNESS WHEREOF, Duke Energy Field Services Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this ____ day of _________, 2000.


                                   -----------------------------
                                   J. W. Mogg
                                   President

                                                                 EXHIBIT B
                                                                    to
                                                                AGREEMENT OF
                                                                  MERGER



 ==============================================================================


                           AMENDED AND RESTATED BYLAWS

                                       OF

                     DUKE ENERGY FIELD SERVICES CORPORATION





                              DATED AS OF ___, 2000



 ==============================================================================

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----


                                    ARTICLE I
                               OFFICES AND RECORDS


                                   ARTICLE II
                                  STOCKHOLDERS

Section 2.1    Annual Meeting................................................1
Section 2.2    Special Meeting...............................................1
Section 2.3    Place of Meeting..............................................2
Section 2.4    Notice of Meeting.............................................2
Section 2.5    Quorum and Adjournment; Voting................................2
Section 2.6    Proxies.......................................................2
Section 2.7    Notice of Stockholder Business and Nominations................3
Section 2.8    Procedure for Election of Directors; Required Vote............5
Section 2.9    Inspectors of Elections; Opening and Closing the Polls........5
Section 2.10   Conduct of Meetings...........................................5

                                   ARTICLE III
                                    THE BOARD

Section 3.1    General Powers................................................6
Section 3.2    Number; Qualifications and Tenure.............................6
Section 3.3    Regular Meetings..............................................6
Section 3.4    Special Meetings..............................................6
Section 3.5    Notice........................................................6
Section 3.6    Action by Consent of Board....................................7
Section 3.7    Conference Telephone Meetings.................................7
Section 3.8    Quorum........................................................7
Section 3.9    Vacancies; Increases in the Number of Directors...............7
Section 3.10   Executive and Other Committees................................7
Section 3.11   Removal.......................................................8
Section 3.12   Records.......................................................8

                                   ARTICLE IV
                                    OFFICERS

Section 4.1    Elected Officers..............................................8
Section 4.2    Election and Term of Office...................................9
Section 4.3    Chairman of the Board; Chief Executive Officer................9
Section 4.4    President.....................................................9
Section 4.5    Vice Presidents...............................................9

                                                                           Page
                                                                           ----


Section 4.6    Treasurer.....................................................9
Section 4.7    Secretary.....................................................9
Section 4.8    Removal......................................................10
Section 4.9    Vacancies....................................................10

                                    ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

Section 5.1    Stock Certificates and Transfers.............................10
Section 5.2    Lost, Stolen or Destroyed Certificates.......................11

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.1    Fiscal Year..................................................11
Section 6.2    Dividends....................................................11
Section 6.3    Seal.........................................................11
Section 6.4    Waiver of Notice.............................................11
Section 6.5    Audits.......................................................11
Section 6.6    Resignations.................................................11

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

Section 7.1    Contracts....................................................12
Section 7.2    Proxies......................................................12

                                  ARTICLE VIII
                                   AMENDMENTS

Annex A

                           AMENDED AND RESTATED BYLAWS
                                       OF
                     DUKE ENERGY FIELD SERVICES CORPORATION


            The original Bylaws of Duke Energy Field Services Corporation (formerly known as DEFS Holding Corp.) (the "Corporation") were adopted by the board of directors of the Corporation (the "Board") on December 8, 1999.

            These Amended and Restated Bylaws have been declared advisable by the Board, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Section 109 of the General Corporation Law of the State of Delaware ("DGCL").

            The text of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                               OFFICES AND RECORDS

            The Corporation shall maintain a registered office in Delaware and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the Board.

                                   ARTICLE II
                                  STOCKHOLDERS

            Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.

            Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by:

            (a) the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or

            (b)   the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any special meeting.

            Section 2.3. Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

            Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Holders of Preferred Stock, as defined in the Certificate of Incorporation, shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been included in the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with
Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

            Section 2.5. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (as hereinafter defined) (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            Section 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder or by such person's duly authorized attorney-in-fact.

            Section 2.7.  Notice of Stockholder Business and Nominations.

            (a)    Annual Meetings of Stockholders.

                   (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting in accordance with Section 2.4 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Bylaw was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                   (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of
Section 2.7(a)(i) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a member of the Board (a "Director") if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                   (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under
Section 2.4 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board, (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting pursuant to clause (ii) if the stockholder's notice required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the tenth calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

            (c)    General.

                   (i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business in not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                   (ii) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                   (iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

            Section 2.8. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

            Section 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

            Section 2.10. Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE III
                                    THE BOARD

            Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as provided in the following sentence with respect to actions with respect to the matters set forth in Annex A hereto, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present. So long as each of Phillips Petroleum Company, a Delaware corporation ("Phillips"), and Duke Energy corporation, a North Carolina corporation ("Duke"), owns, directly or indirectly, at least 20% of the Common Stock, no action shall be taken by the Board with respect to the matters set forth in Annex A hereto without the prior approval of at least eight of the 11 Directors of the Board.

            Section 3.2. Number; Qualifications and Tenure. The number of the Directors shall be 11. A Director need not be a stockholder of the Corporation.

            Section 3.3. Regular Meetings. The Board shall meet at least quarterly. The Board may, by resolution and notice to each of the Directors, provide the time and place for the holding of additional regular meetings without other notice than such resolution and notice to the Directors.

            Section 3.4. Special Meetings. A special meeting of the Board may be called at any time on two Business Days' prior notice at the request of (a) the Chairman of the Board or (b) any four Directors. As used in these Bylaws, the term "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York. The place of any special meeting shall be the corporate headquarters of the Corporation unless otherwise agreed by a majority of the Directors.

            Section 3.5. Notice. Written notice of all regular meetings of the Board must be given to all Directors at least 15 days prior to the regular meeting of the Board and two Business Days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under
Article VIII. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 6.4.

            Section 3.6. Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

            Section 3.7. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            Section 3.8. Quorum. At least six Directors, present in person, participating in accordance with Section 3.7 or represented by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to the supermajority voting provisions of Section 3.1, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

            Section 3.9. Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

            Section 3.10. Executive and Other Committees. (a) The Board may establish committees of the Board and, to the extent not inconsistent with the supermajority voting provisions of Section 3.1, may delegate certain of its responsibilities to such committees, provided that so long as each of Phillips and Duke owns, directly or indirectly, at least 20% of the Common Stock, each committee of the Board, other than the audit committee, shall include at least one Director designated by Phillips who is not an Independent Director (as hereinafter defined) and one Director designated by Duke who is not an Independent Director.

                   (b) The Board shall have an audit committee comprised of three Independent Directors, which audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the "NYSE"), as amended from time to time. "Independent Director" shall mean a Director meeting the independence and experience requirements, as set forth by the NYSE as of ______________, 2000 for membership on the audit committee of the Board, with respect to each of Phillips, Duke and the Corporation.

                   (c) Unless the Board shall otherwise provide, a majority of any committee may fix the time and place of its meetings and, subject to the supermajority voting provisions of Section 3.1, may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. Subject to Section 3.10(a), the Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

            Section 3.11. Removal. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the Voting Stock.

            Section 3.12. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

            Section 4.1. Elected Officers. The executive officers of the Corporation shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.

            Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 4.8.

            Section 4.3. Chairman of the Board; Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

            Section 4.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board.

            Section 4.5. Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board or the Chairman of the Board.

            Section 4.6. Treasurer. (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.

            Section 4.7. Secretary. (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

                   (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.

            Section 4.8. Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board may be removed by him whenever, in the judgment of the Chairman of the Board, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

            Section 4.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation or removal may be filled by the Chairman of the Board.

                                   ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

            Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the proper officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

            Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

            Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

            Section 6.2. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

            Section 6.3. Seal. The corporate seal, if any, shall have inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

            Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

            Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board, and it shall be the duty of the Board to cause such audit to be done annually.

            Section 6.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

                                  ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

            Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

            Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII
                                   AMENDMENTS

            These Bylaws, including this Article VIII, may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat or (b) by the affirmative vote of a majority of the Board; provided, however, that so long as each of Duke and Phillips owns at least 20%, directly or indirectly, of the Common Stock, any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with Sections 3.1 through 3.11 or this Article VIII, by the stockholders or the Board shall require the consent of both Duke and Phillips; and provided, further, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of such Bylaws must be contained in the notice of such special meeting.

                                     ANNEX A

                              SUPER-MAJORITY ITEMS


     1. Compensation policies for employees of the Corporation, including specific compensation and benefit plans and programs, to the extent such policies are of the type that would customarily be considered by a compensation committee of the board of directors of a comparably sized, publicly-traded corporation; provided, however, that these policies shall not include the hiring and firing and compensation of senior officers and managers, evaluating their performance and planning for their succession.

     2. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

     3.     A change in auditors.

     4.     The following transactions:

            a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $200,000,000 in value to or from the Corporation;

            b) Any shut-down of a facility having a fair market value in excess of $100,000,000;

            c) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Corporation in excess of 5% of the Corporation's total annual sales revenues for the most recently completed fiscal year;

            d)     Liquidation or dissolution of the Corporation.

     5. Any capital expenditure in excess of $200,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance).

     6.     Any borrowing in excess of $200,000,000.

     7. The settlement of actions or claims against the Corporation involving payment by the Corporation of in excess of $25,000,000, excluding amounts covered or reimbursed by insurance.

     8. Entering into transactions with either Duke or Phillips or Affiliates of either on terms that are clearly less favorable than those terms that are within the range of comparable transactions between unaffiliated third parties.

If a particular action that the Corporation proposes to take is reflected in an operating or capital budget of the Corporation that has been approved by eight or more directors, no further approval of such action is required before it may be taken, notwithstanding the inclusion of such action in this Annex A.

                                                                    EXHIBIT C
                                                                        to
                                                                  AGREEMENT OF
                                                                     MERGER



                          Terms of PGCSI Parent Rights


      1. Definitions. As used in this Exhibit C, the following terms shall have the meanings set forth below (terms not defined herein shall have the meanings specified therefor in the Agreement of Merger):

            (a) "Agreement of Merger" means the Agreement of Merger to which this Exhibit C is annexed.

            (b) "Average Market Price" shall mean, with respect to the Surviving Corporation Common Stock, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

            (c) "Determination Date" shall mean the sixth day of trading of the Surviving Corporation Common Stock on the NYSE (exclusive of the pricing day).

            (d) "Duke's Corporation Interest" shall mean the difference between
      (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

            (e) "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; PROVIDED that, if the Effective Time is on or after the date two years after the consummation of the Contribution Closing, "Enterprise Value" shall mean $5,500,000,000.

            (f) "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

            (g) "NYSE" shall mean the New York Stock Exchange, Inc.

            (h) "Parties' Corporation Interest" shall mean the difference between (x) 100% and (y) the Public's Corporation Interest.

            (i) "Parties' Equity Value" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

            (j) "PGCSI Parent" shall mean Phillips Petroleum Company.

            (k) "Phillips' Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

            (l) "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

            (m) "Phillips Equity Value" shall mean the difference between (x) Phillips Enterprise Value and (y) $1,200,000,000.

            (n) "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___][1] divided by (y) [___] [2].

            (o) "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___] [3] divided by (y) [___] [2].

            (p) "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

            (q) "Surviving Corporation Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Corporation.

            (r) "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

      2.    Non-Transferability.

            2.1 The right of PGCSI Parent to receive the Phillips Additional Shares (as defined herein) will not be represented by certificates.

            2.2 The right of PGCSI Parent to receive the Phillips Additional Shares may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by PGCSI Parent, and Surviving Corporation shall not record or recognize any such attempted transfer, except by will or under the laws of descent and distribution, or otherwise by operation of applicable law. Any such attempted sale, assignment, conveyance, pledge, hypothecation or other transfer shall be null and void and without effect.




------------------------
[1] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.
[2] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.
[3] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO, plus any shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

      3.    Distribution of Phillips Additional Shares.

            3.1.  Phillips Additional Shares.

            (a) Following the Determination Date, the Surviving Corporation shall issue to PGCSI Parent a number of shares of the Surviving Corporation Common Stock (which shares shall be validly issued, fully paid and nonassessable) equal to (i) the Phillips Corporation Interest multiplied by _______ [4], less (ii) ______________ shares [5] (the
      "Phillips Additional Shares"). Certificates representing the Phillips Additional Shares shall be delivered by the Surviving Corporation to PGCSI Parent within two (2) business days following the Determination Date.

            (b) Notwithstanding the provisions of subsection 3.1(a) hereof, the Surviving Corporation shall not issue any fractional shares of Surviving Corporation Common Stock to PGCSI Parent. To the extent it would otherwise be required to issue fractional shares of Surviving Corporation Common Stock to PGCSI Parent pursuant to such subsection, the Surviving Corporation shall in lieu thereof pay cash in an amount equal to the fractional share percentage multiplied by the Average Market Price. Such payment for fractional shares shall be forwarded to PGCSI Parent simultaneously with forwarding the Phillips Additional Shares.

            3.2 Certain Adjustments. For all purposes hereof, all calculations required to be made pursuant to this Exhibit shall be appropriately adjusted to take into account any stock dividend, stock split, combination of shares, or reclassification, or any merger, consolidation, spin-off, or partial or complete liquidation of the Surviving Corporation occurring during the period commencing on the date hereof and terminating on the distribution of the Surviving Corporation Common Stock pursuant hereto.

      4. Notices. Except as otherwise expressly set forth herein, any notice, request, instruction, correspondence or other document to be given thereunder by any party to another party (herein collectively in this Section 4 called a "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (except in such case where mailing by first class mail is expressly permitted), or sent by telecopier, as follows:




----------------------
[4] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefits plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.
[5] equal to the number of shares initially issued to PGCSI Parent in the Merger (i.e., the same blank in 3.1(e) of Merger Agreement).

            (a)   If to the Surviving Corporation, addressed to:

                        Duke Energy Field Services Corporation
                        17th Street, Suite 900
                        Denver, Colorado 80202
                        Attention:  Martha B. Wyrsch
                        Fax No.:  (303) 605-1605


                  With a copy to:

                        Duke Energy Corporation
                        5400 Westheimer Court, 8th Floor
                        Houston, Texas 77056-5310
                        Attention:  Richard K. McGee
                        Fax No.:  (713) 569-2491

                        and

                        Vinson & Elkins L.L.P.
                        1001 Fannin, Suite 2300
                        Houston, Texas 77002-6760
                        Attention: Bruce R. Bilger
                        Fax No.:  (713) 615- 5429


            (b)   If to PGCSI Parent, addressed to:

                        Phillips Petroleum Company
                        1266 Adams Building
                        Bartlesville, Oklahoma 74004
                        Attention:  Clyde W. Lea
                        Fax No.:  (918) 662-2301


                  With a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York 10019
                        Attention:  Andrew R. Brownstein
                        Fax No.:  (212) 403-2000


Any Notice given by personal delivery or mail shall be effective upon actual receipt. Any Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which a Notice is to be given to it by giving a Notice of such change of address as provided above.

                                                                   EXHIBIT D
                                                                        to
                                                                  AGREEMENT OF
                                                                     MERGER



                              Terms of DENG Rights


      1. Definitions. As used in this Exhibit D, the following terms shall have the meanings set forth below (terms not defined herein shall have the meanings specified therefor in the Agreement of Merger):

            (a) "Agreement of Merger" means the Agreement of Merger to which this Exhibit D is annexed.

            (b) "Average Market Price" shall mean, with respect to the Surviving Corporation Common Stock, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

            (c) "DENG" shall mean Duke Energy Natural Gas Corporation.

            (d) "Determination Date" shall mean the sixth day of trading of the Surviving Corporation Common Stock on the NYSE (exclusive of the pricing day).

            (e) "Duke's Corporation Interest" shall mean the difference between
      (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

            (f) "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; PROVIDED that, if the Effective Time is on or after the date two years after the consummation of the Contribution Closing, "Enterprise Value" shall mean $5,500,000,000.

            (g) "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

            (h) "NYSE" shall mean the New York Stock Exchange, Inc.

            (i) "Parties' Corporation Interest" shall mean the difference between (x) 100% and (y) the Public's Corporation Interest.

            (j) "Parties' Equity Value" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

            (k) "Phillips' Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

            (l) "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

            (m) "Phillips Equity Value" shall mean the difference between (x) Phillips Enterprise Value and (y) $1,200,000,000.

            (n) "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___][1] divided by (y) [___] [2].

            (o) "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___] [3] divided by (y) [___] [2].

            (p) "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

            (q) "Surviving Corporation Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Corporation.

            (r) "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

      2.    Non-Transferability.

            2.1 The right of DENG to receive the Duke Additional Shares (as defined herein) will not be represented by certificates.

            2.2 The right of DENG to receive the Duke Additional Shares may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by DENG, and Surviving Corporation shall not record or recognize any such attempted transfer, except by will or under the laws of descent and distribution, or otherwise by operation of applicable law. Any such attempted sale, assignment, conveyance, pledge, hypothecation or other transfer shall be null and void and without effect.




--------------------
[1] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.
[2] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.
[3] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO, plus any shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

      3.    Distribution of Duke Additional Shares.

            3.1.  Duke Additional Shares.

            (a) Following the Determination Date, the Surviving Corporation shall issue to DENG a number of shares of the Surviving Corporation Common Stock (which shares shall be validly issued, fully paid and nonassessable) equal to (i) the Duke Corporation Interest multiplied by _______ [4], less
      (ii) ______________ shares [5] (the "Duke Additional Shares"). Certificates representing the Duke Additional Shares shall be delivered by the Surviving Corporation to DENG within two (2) business days following the Determination Date.

            (b) Notwithstanding the provisions of subsection 3.1(a) hereof, the Surviving Corporation shall not issue any fractional shares of Surviving Corporation Common Stock to DENG. To the extent it would otherwise be required to issue fractional shares of Surviving Corporation Common Stock to DENG pursuant to such subsection, the Surviving Corporation shall in lieu thereof pay cash in an amount equal to the fractional share percentage multiplied by the Average Market Price. Such payment for fractional shares shall be forwarded to DENG simultaneously with forwarding the Duke Additional Shares.

            3.2 Certain Adjustments. For all purposes hereof, all calculations required to be made pursuant to this Exhibit shall be appropriately adjusted to take into account any stock dividend, stock split, combination of shares, or reclassification, or any merger, consolidation, spin-off, or partial or complete liquidation of the Surviving Corporation occurring during the period commencing on the date hereof and terminating on the distribution of the Surviving Corporation Common Stock pursuant hereto.

      4. Notices. Except as otherwise expressly set forth herein, any notice, request, instruction, correspondence or other document to be given thereunder by any party to another party (herein collectively in this Section 4 called a "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (except in such case where mailing by first class mail is expressly permitted), or sent by telecopier, as follows:




--------------------
[4] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefits plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.
[5] equal to the number of shares initially issued to DENG in the Merger (i.e., the same blank in 3.1(f) of Merger Agreement).

            (a)   If to the Surviving Corporation, addressed to:

                        Duke Energy Field Services Corporation
                        17th Street, Suite 900
                        Denver, Colorado 80202
                        Attention:  Martha B. Wyrsch
                        Fax No.:  (303) 605-1605


                  With a copy to:

                        Duke Energy Corporation
                        5400 Westheimer Court, 8th Floor
                        Houston, Texas 77056-5310
                        Attention:  Richard K. McGee
                        Fax No.:  (713) 569-2491

                        and

                        Vinson & Elkins L.L.P.
                        1001 Fannin, Suite 2300
                        Houston, Texas 77002-6760
                        Attention: Bruce R. Bilger
                        Fax No.:  (713) 615- 5429



            (b)   If to DENG, addressed to:

                        Duke Energy Natural Gas Corporation
                        5400 Westheimer Court, 8th Floor
                        Houston, Texas 77056-5310
                        Attention:  Richard K. McGee
                        Fax No.:  (713) 569-2491


                  With a copy to:

                        Vinson & Elkins L.L.P.
                        1001 Fannin, Suite 2300
                        Houston, Texas 77002-6760
                        Attention: Bruce R. Bilger
                        Fax No.:  (713) 615- 5429

Any Notice given by personal delivery or mail shall be effective upon actual receipt. Any Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which a Notice is to be given to it by giving a Notice of such change of address as provided above.

                                                         EXHIBIT B
                                                            TO
                                                      PARENT COMPANY
                                                         AGREEMENT




                             SHAREHOLDERS AGREEMENT

                                  by and among

                       DUKE ENERGY NATURAL GAS CORPORATION

                                       and

                           PHILLIPS PETROLEUM COMPANY

                         Dated as of _________ __, 2000

                                TABLE OF CONTENTS


                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.1  Definitions......................................................1
Section 1.2  Construction.....................................................4

                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 2.1  Composition of the Corporation Board.............................5
Section 2.2  Removal and Replacement of Directors.............................5

                                   ARTICLE III
                                OTHER AGREEMENTS

Section 3.1  Special Buy-out Right............................................6

                                   ARTICLE IV
                       LIQUIDITY AND TRANSFER RESTRICTIONS

Section 4.1  Right of First Offer.............................................7
Section 4.2  Change of Control................................................8
Section 4.3  Open Market Purchases and Transfers.............................10
Section 4.4  Affiliate Transfers.............................................10
Section 4.5  Void Transfers..................................................10

                                    ARTICLE V
                                   TERMINATION

Section 5.1  Termination.....................................................10

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.1  Counterparts....................................................11
Section 6.2  Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.....11
Section 6.3  Entire Agreement................................................11
Section 6.4  Expenses........................................................11
Section 6.5  Notices.........................................................12
Section 6.6  Successors and Assigns..........................................13
Section 6.7  Headings; Definitions...........................................13
Section 6.8  Amendments and Waivers..........................................13
Section 6.9  Severability....................................................14
Section 6.10 Interpretation..................................................14
Section 6.11 Specific Performance............................................14

            SHAREHOLDERS AGREEMENT, dated as of ____________, 2000 (this "Agreement"), by and among DUKE ENERGY NATURAL GAS CORPORATION, a Delaware corporation ("DENG"), and PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("PGCSI Parent" or "Phillips").

                                    RECITALS

            1. DENG, an indirect wholly owned subsidiary of Duke Energy Corporation, a North Carolina corporation ("Duke"), and PGCSI Parent are currently Shareholders (as defined below) of Duke Energy Field Services Corporation (the "Corporation").

            2. The Shareholders desire to set forth herein the terms and conditions concerning their ownership of and cooperation concerning the Corporation.

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholders agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Appraiser Committee" shall have the meaning set forth in Section 3.1(b).

            "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York.

            "Buy-Out Notice" shall have the meaning set forth in Section 3.1(a).

            "Buy-Out Right" shall have the meaning set forth in Section 3.1(a).

            "Change of Control" shall mean an event (such as a Transfer of voting securities) that causes a Person that holds a Corporation Interest to cease to be Controlled by such Person's Parent; PROVIDED, HOWEVER, that an event that causes Duke or Phillips to be Controlled by another Person shall not constitute a Change of Control, and a Transfer by either a Duke Shareholder or a Phillips Shareholder of its Corporation Interest shall not constitute a Change of Control (it being the intent of the parties that such Transfers shall be governed by and subject to the right of first offer provisions set forth in
Section 4.1 hereof).

            "Changing Party" shall have the meaning set forth in Section 4.2(b).

            "Changing Party Appraiser" shall have the meaning set forth in
Section 4.2(c).

            "Contribution Agreement" shall mean the Contribution Agreement by and among Phillips, Duke and Duke Energy Field Services L.L.C., dated as of December 16, 1999.

            "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following:

            (a) (i) in the case of a corporation, more than 25% of the direct or indirect economic interests in the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

            (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

            "Control Acceptance" shall have the meaning set forth in Section 4.2(b).

            "Control Appraiser Committee" shall have the meaning set forth in
Section 4.2(c).

            "Control Notice" shall have the meaning set forth in Section 4.2(b).

            "Control Offer Period" shall have the meaning set forth in Section 4.2(b).

            "Corporation" shall have the meaning set forth in the Preamble.

            "Corporation Board" shall have the meaning set forth in Section 2.1.

            "Corporation Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

            "Corporation Interest" shall mean, with respect to any Person, such Person's percentage ownership (direct and indirect), exclusive of any Market Shares owned (directly or indirectly) by such Person, of the outstanding Corporation Common Stock at the time of measurement.

            "DENG" shall have the meaning set forth in the Preamble.

            "Director" shall mean one or more of the members of the Corporation Board, as the context may require.

            "Duke" shall have the meaning set forth in the Recitals.

            "Duke Appraiser" shall have the meaning set forth in Section 3.1(a).

            "Duke Directors" shall have the meaning set forth in Section 2.1.

            "Duke Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Duke or a Subsidiary of Duke or, if at any time there is more than one such holder, each of such holders.

            "Fair Market Value" shall mean, with respect to any Person's Corporation Interest, a purchase price equal to the value that would be obtained for such Corporation Interest in an arm's-length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell such Corporation Interest.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

            "Independent Directors" shall mean directors meeting the independence and experience requirements, as set forth by the New York Stock Exchange as of the date of the IPO for membership on an audit committee of a board of directors, with respect to each of PGCSI Parent, DENG, Duke and the Corporation.

            "IPO" shall mean the initial offering of shares of Corporation Common Stock to the public in a transaction registered under the Securities Act.

            "Market Shares" shall mean shares purchased by a Person through open-market purchases, other than those shares purchased to prevent dilution in accordance with Article X of the Certificate of Incorporation of the Corporation.

            "Neutral Appraiser" shall have the meaning set forth in Section 3.1(b).

            "Neutral Control Appraiser" shall have the meaning set forth in
Section 4.2(c).

            "Non-Changing Party" shall have the meaning set forth in Section 4.2(b).

            "Non-Changing Party Appraiser" shall have the meaning set forth in
Section 4.2(b).

            "Non-Transferring Entity" shall have the meaning set forth in
Section 4.1.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Parent" shall mean, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person.

            "Party" shall mean each of DENG and PGCSI Parent and any Affiliates of Duke or Phillips, respectively, who become party hereto in accordance with
Section 4.4.

            "Person" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

            "PGCSI Parent" shall have the meaning set forth in the Preamble.

            "Phillips" shall have the meaning set forth in the Preamble.

            "Phillips Appraiser" shall have the meaning set forth in Section 3.1(b).

            "Phillips Directors" shall have the meaning set forth in Section
2.1.

            "Phillips Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Phillips or a Subsidiary of Phillips or, if at any time there is more than one such holder, each of such holders.

            "Phillips Veto" shall mean the failure of the requisite number of directors of the Corporation Board to vote in favor of any of the actions described in Exhibit B hereto where none of the Phillips Directors voted in favor of such action; PROVIDED, HOWEVER, that if any of the Duke Directors failed to vote in favor of such action, such failure of the requisite number of directors of the Corporation Board to vote in favor of such action shall not constitute a Phillips Veto.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Shareholder" shall have the meaning set forth in Section 4.1.

            "Subsidiary" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.

            "Total Corporation Interest" shall mean, with respect to any Person, the sum of (i) such Person's Corporation Interest and (ii) any Market Shares owned (directly or indirectly) by such Person (expressed as a percentage of the outstanding Corporation Common Stock at the time of measurement).

            "Transfer" shall mean any sale, assignment or other transfer, whether by operation of law or otherwise (but not any deemed transfer pursuant to Section 338 of the United States Internal Revenue Code of 1986, as amended, of the assets of a corporation or its Subsidiary in connection with the purchase of the stock of such corporation).

            "Transfer Notice" shall have the meaning set forth in Section 4.1.

            "Transferring Entity" shall have the meaning set forth in Section
4.1.

            Section 1.2 Construction. Unless the context requires otherwise:
(a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (e) references to money refer to legal currency of the United States of America; (f) the word "including" means "including, without limitation"; and (g) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                               BOARD OF DIRECTORS

            Section 2.1 Composition of the Corporation Board. Each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, make nominations and vote Duke's Total Corporation Interest, and each Phillips Shareholder (including PGCSI Parent so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, make nominations and vote Phillips' Total Corporation Interest, so that (a) the Corporation shall be managed by a board of directors (the "Corporation Board") that shall be comprised of 11 Persons, including: (i) so long as Duke's Corporation Interest equals or exceeds 30%, (A) seven individuals designated by DENG (the "Duke Directors"), including at least two Independent Directors, and
(B) so long as Phillips' Corporation Interest equals or exceeds 20%, four individuals designated by PGCSI Parent (the "Phillips Directors"), including at least one Independent Director and (ii) if Duke's Corporation Interest equals or exceeds 20% but is less than 30%, (A) the number of Duke Directors shall equal the product, rounded to the nearest whole number, of (1) 11 and (2) the quotient of (x) Duke's Corporation Interest divided by (y) the sum of (I) Duke's Corporation Interest and (II) Phillips' Corporation Interest; (B) the number of Phillips Directors shall equal the difference between (1) 11 and (2) the number of Duke Directors, (C) if there are more Duke Directors than Phillips Directors, then at least two of the Duke Directors and at least one of the Phillips Directors must be Independent Directors and (D) if there are more Phillips Directors than Duke Directors, then at least two of the Phillips Directors and at least one of the Duke Directors must be Independent Directors, and (b) the Chairman of the Corporation Board shall be one of the Directors designated by whichever of the Parties has the right at such time to designate more Directors. Each Director will serve as a Director until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

            Section 2.2 Removal and Replacement of Directors. Each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, vote Duke's Total Corporation Interest, and PGCSI Parent and each Phillips Shareholder (including PGCSI Parent so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, vote Phillips' Total Corporation Interest, to remove (a) any or all of the Duke Directors at the request of DENG at any time and for any reason (or for no reason) and (b) any or all of the Phillips Directors at the request of PGCSI Parent at any time and for any reason (or for no reason). Should any Director be unwilling or unable to continue to serve, or otherwise cease to serve (including by reason of his or her involuntary removal or at the expiration of any applicable term of office), then (i) each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, (A) make nominations and vote Duke's Total Corporation Interest to, and (B) cause the Duke Directors to, and (ii) each Phillips Shareholder (including PGSCI so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, (A) make nominations and vote Phillips' Total Corporation Interest to, and (B) cause the Phillips Directors to, vote to fill the resulting vacancy on the Corporation Board by a Person designated by DENG, in the case of a vacancy of a Duke Director, and by a Person designated by PGCSI Parent, in the case of a vacancy of a Phillips Director, but in each case in accordance with the Independent Director requirements of Section 2.1.

                                  ARTICLE III
                                OTHER AGREEMENTS

            Section 3.1 Special Buy-out Right. (a) Following the one year anniversary of the consummation of the IPO, if a Phillips Veto occurs with regard to different proposals proposed in good faith at three separate meetings (with at least two months between the first and third meetings) of the Corporation Board within any 18-month period, DENG shall have the right (the "Buy-Out Right"), exercisable upon written notice (the "Buy-Out Notice") at any time after the third such Phillips Veto, but not later than the thirtieth day after the end of the eighteenth month after the occurrence of the first of the three Phillips Vetoes that are the basis for the exercise of the Buy-Out Right, to purchase all (but not less than all) of Phillips' Corporation Interest pursuant to this Section 3.1. The Buy-Out Notice shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by DENG as its appraisal firm (the "Duke Appraiser").

            (b) Within 15 days from the date of receipt of the Buy-Out Notice, PGCSI Parent shall notify DENG in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as PGCSI Parent's appraisal firm (the "Phillips Appraiser"); PROVIDED, HOWEVER, that if Phillips fails to select an appraisal firm, the Phillips Appraiser shall be Ernst & Young L.L.P. (PROVIDED, FURTHER, that if Ernst & Young L.L.P. fails to accept the appointment within 30 days from the date of PGCSI Parent's receipt of the Buy-Out Notice, the Appraiser Committee shall consist solely of the Duke Appraiser). If applicable, the Duke Appraiser and the Phillips Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Phillips Appraiser (PROVIDED, HOWEVER, that if they fail to select a third appraisal firm within 15 days after the appointment of the Phillips Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either party within 10 days after such request) (the "Neutral Appraiser," and together with the Duke Appraiser and the Phillips Appraiser, the "Appraiser Committee"). Once the Appraiser Committee has been selected, each of DENG and PGCSI Parent shall submit proposed Fair Market Values of Phillips' Corporation Interest to the Appraiser Committee, together with any supporting documentation such Party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Buy-Out Notice nor later than (i) 30 days after the date of selection of the Neutral Appraiser, or (ii) in the event of the failure of Ernst & Young L.L.P. to accept the appointment within the required time period, 60 days from the date of PGCSI Parent's receipt of the Buy-Out Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of Phillips' Corporation Interest for purposes of this Section 3.1. If both Parties submit their respective proposed values on a timely basis, the Appraiser Committee shall determine, by majority vote, the Fair Market Value of Phillips' Corporation Interest as of the date of the Buy-Out Notice as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the Parties. The cost of such appraisal shall be paid in equal portions by each of DENG and PGCSI Parent. The Company shall provide to each of Duke and Phillips and, if applicable, the Appraiser Committee, all information reasonably requested by them.

            (c) The closing of DENG's acquisition of Phillips' Corporation Interest shall be consummated on or before the 60th day after the determination of the Fair Market Value in accordance with Section 3.1(b). The acquisition shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed by DENG and PGCSI Parent) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to PGCSI Parent, and PGCSI Parent shall deliver or cause to be delivered to DENG (or, at DENG's option, to a designee of DENG designated by DENG not less than five days prior to the closing) such transfer documentation reasonably acceptable to DENG (or such designee) as shall be required to evidence the transfer of Phillips' Corporation Interest, free and clear of all liens and encumbrances, except those created under this Agreement.

                                   ARTICLE IV
                       LIQUIDITY AND TRANSFER RESTRICTIONS

            Section 4.1 Right of First Offer. If a Duke Shareholder or a Phillips Shareholder (each, a "Shareholder") desires to Transfer all or any portion of its Corporation Interest (other than pursuant to a registered public offering) to a Person other than an Affiliate, then prior to effecting or making such Transfer, the Person desiring to make such Transfer (a "Transferring Entity") shall notify in writing the other Party or Parties that are not Affiliates of the Transferring Entity (whether one or more, the "Non-Transferring Entity") of the terms and conditions upon which it proposes to effect such Transfer (which notice shall be herein referred to as a "Transfer Notice" and shall include all material price and non-price terms and conditions). The Non-Transferring Entity shall have the right to acquire all (but not less than all) of the Corporation Interest that is the subject of the Transfer Notice on the same terms and conditions as are set forth in the Transfer Notice. The Non-Transferring Entity shall have 30 days following delivery of the Transfer Notice during which to notify the Transferring Entity whether or not it desires to exercise its right of first offer. If the Non-Transferring Entity does not respond during the applicable period set forth above for exercising its purchasing right under this Section 4.1, such Non-Transferring Entity shall be deemed to have waived such right. If the Non-Transferring Entity elects to purchase all, but not less than all, of the Corporation Interest that is the subject of the Transfer Notice, the closing of such purchase shall occur at the principal place of business of the Corporation on the tenth day following the first date on which all applicable conditions precedent have been satisfied or waived (but in no event shall such closing take place later than the date that is 60 days (subject to extension for regulatory approvals, but in no event more than 180 days) following the date on which the Non-Transferring Entity agrees to purchase all of the Corporation Interest that is the subject of the Transfer Notice). The Transferring Entity and the purchasing Non-Transferring Entity agree to use commercially reasonable efforts to cause any applicable conditions precedent to be satisfied as expeditiously as possible. At the closing, (a) the Transferring Entity shall execute and deliver to the purchasing Non-Transferring Entity (or, at the option of the Non-Transferring Entity, to an Affiliate of the Non-Transferring Entity designated by the Non-Transferring Entity not less than five days prior to the closing) (i) an assignment of the Corporation Interest described in the Transfer Notice, in form and substance reasonably acceptable to the purchasing Non-Transferring Entity (or such Affiliate) and (ii) any other instruments reasonably requested by the purchasing Non-Transferring Entity to give effect to the purchase; and (b) the purchasing Non-Transferring Entity shall deliver to the Transferring Entity the purchase price specified in the Transfer Notice in immediately available funds or other consideration as specified in the Transfer Notice. If the Non-Transferring Entity does not elect to purchase the Corporation Interest pursuant to this Section 4.1, or having elected to so purchase such Corporation Interests fails to do so within the time period required by this Section 4.1, the Transferring Entity shall be free for a period of 180 days after the expiration of the offer period referred to above or the date of such failure, as applicable, to enter into a definitive written agreement with an unaffiliated third party regarding the Transfer of its Corporation Interest on terms and conditions that satisfy the following criteria:

               (1) the amount of consideration to be paid by the purchasing party may not be less than the consideration set forth in the Transfer Notice;

               (2) the form of consideration may not be materially different from that set forth in the Transfer Notice, except to the extent any change in the form of consideration makes the terms of the transaction less favorable from the purchaser's standpoint; and

               (3) the terms and conditions set forth in such definitive written agreement, when considered together with the form and amount of consideration to be paid by such purchasing party, may not render the terms of such transaction, taken as a whole, materially inferior (to the Transferring Entity from an economic standpoint) to those set forth in the Transfer Notice (it being agreed that the granting by the Transferring Entity of representations, warranties and indemnities with respect to the business or properties of the Corporation, as applicable, or any of its subsidiaries that are different from or in addition to any such provisions referenced in the Transfer Notice shall not be considered to be more favorable to the purchaser for purposes of this clause (3)).

If such a definitive written agreement is entered into with an unaffiliated third party within such time period, the Transferring Entity shall be free for a period of 270 days following the execution of such definitive written agreement to consummate the Transfer of its Corporation Interest in accordance with the terms thereof. If such Transfer is not consummated within such time period in accordance with the terms of such definitive written agreement, the requirements of this Section 4.1 shall apply anew to any further efforts by the Transferring Entity to Transfer its Corporation Interest.

            Section 4.2 Change of Control. (a) If (i) a Change of Control occurs with respect to a Duke Shareholder, PGCSI Parent shall have the option to purchase such Duke Shareholder's Corporation Interest for Fair Market Value pursuant to the provisions of Section 4.2(b), (c) and (d), or (ii) a Change of Control occurs with respect to a Phillips Shareholder, DENG shall have the option to purchase such Phillips Shareholder's Corporation Interest for Fair Market Value pursuant to the provisions of Section 4.2(b), (c) and (d).

            (b) In the event of a transaction giving rise to a Change of Control with respect to a Duke Shareholder or a Phillips Shareholder, as applicable, the Party who has experienced such a Change of Control transaction (the "Changing Party") shall promptly (and in any event within three days of the consummation of such transaction) deliver notice (the "Control Notice") to the other Party or Parties that are not Affiliates of the Changing Party (whether one or more, the "Non-Changing Party") of such Change of Control transaction. The Non-Changing Party shall have the right, to be exercised by notice (the "Control Acceptance") on or before the 60th day following receipt of the Control Notice (the "Control Offer Period"), to elect to purchase the Corporation Interest of the Changing Party for Fair Market Value as of the date of the Change of Control. The Control Acceptance shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by the Non-Changing Party as its appraisal firm (the "Non-Changing Party Appraiser").

            (c) If the Non-Changing Party timely delivers the Control Acceptance during the Control Offer Period, within 15 days from the date of receipt of the Control Acceptance, the Changing Party shall notify the Non-Changing Party in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as the Changing Party's appraisal firm (the "Changing Party Appraiser"); PROVIDED, HOWEVER, that if the Changing Party fails to select an appraisal firm, and the Changing Party is a Duke Shareholder, the Changing Party Appraiser shall be Deloitte & Touche L.L.P., or, if the Changing Party is a Phillips Shareholder, the Changing Party Appraiser shall be Ernst & Young L.L.P.; PROVIDED, FURTHER, that if Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, fails to accept the appointment within 30 days from the date of receipt by the Changing Party of the Control Acceptance, the Control Appraiser Committee shall consist solely of the Non-Changing Party Appraiser. Except as provided in the second proviso of the immediately preceding sentence, the Non-Changing Party Appraiser and the Changing Party Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Non-Changing Party Appraiser (PROVIDED, HOWEVER, that if they fail to select a third appraisal firm within 15 days after the appointment of the Non-Changing Party Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either Party within 10 days after such request) (the "Neutral Control Appraiser," and together with the Changing Party Appraiser and the Non-Changing Party Appraiser, the "Control Appraiser Committee"). Once the Control Appraiser Committee has been chosen, each of the Changing Party and Non-Changing Party shall submit proposed Fair Market Values of the Changing Party's Corporation Interest to the Control Appraiser Committee, together with any supporting documentation such Party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Control Acceptance nor later than (i) 30 days after the date of selection of the Neutral Appraiser or (ii) in the event of the failure of Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, to accept the appointment within the required time period, 60 days from the date of receipt by the Non-Changing Party of the Control Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of the Changing Party's Corporation Interest for purposes of this
Section 4.2. If both Parties submit their respective proposed values on a timely basis, the Control Appraiser Committee shall determine, by majority vote, the Fair Market Value as of the date of the Change of Control of the Changing Party's Corporation Interest, as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the Parties. The cost of such appraisal shall be paid in equal portions by (A) the Changing Party and (B) the Non-Changing Party. Each of the Changing Party and the Non-Changing Party shall provide to the other and, if applicable, the Control Appraisal Committee, all information reasonably requested by them.

            (d) The closing of the Non-Changing Party's acquisition of the Changing Party's Corporation Interest shall be consummated on or before the 60th day after the determination of the

Fair Market Value in accordance with Section 4.2(c). The acquisition shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed by the Changing Party and the Non-Changing Party) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to the Changing Party, and the Changing Party shall deliver or cause to be delivered to the Non-Changing Party (or, at the option of the Non-Changing Party, to (i) an Affiliate of the Non-Changing Party or (ii) if the interest being transferred represents the entire Duke Corporation Interest or the entire Phillips Corporation Interest, a designee of the Non-Changing Party, in each case as designated by the Non-Changing Party not less than five days prior to the closing) such transfer documentation reasonably acceptable to the Non-Changing Party (or such Affiliate or designee) as shall be required to evidence the transfer of the Changing Party's Corporation Interest, as the case may be, free and clear of all liens and encumbrances, except those created under this Agreement.

            Section 4.3 Open Market Purchases and Transfers. Following the IPO, subject to applicable federal and state securities laws, each Shareholder and its Affiliates may make open-market purchases or sales of shares of Corporation Common Stock.

            Section 4.4 Affiliate Transfers. If either a Duke Shareholder or a Phillips Shareholder desires to Transfer all or any portion of its Corporation Interest to an Affiliate, such Transfer shall only be permitted hereunder if the transferee (other than any transferee that is already a party to this Agreement) becomes a party to this Agreement by executing an adoption agreement in substantially the form of Exhibit A hereto.

            Section 4.5 Void Transfers. Any purported Transfer of all or any portion of a Corporation Interest not permitted by this Article IV shall be void. The provisions of this Article IV with respect to Corporation Interests shall apply equally to any rights or options to purchase, or securities convertible into or exchangeable for Corporation Interests.

                                    ARTICLE V
                                   TERMINATION

            Section 5.1 Termination. (a) This Agreement shall terminate immediately if at any time either Duke's Total Corporation Interest or Phillips' Total Corporation Interest is less than 20%.

            (b) In the case of termination in accordance with this Section 5.1, upon such termination, this Agreement shall become void and have no effect; PROVIDED, HOWEVER, that such termination shall not relieve any Party of any liability for any breach of this Agreement that occurred prior to such termination.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Parties.

            Section 6.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

            (b) Each Party irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            (d) Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this
Section 6.2.

            Section 6.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a Party hereto any rights or remedies hereunder.

            Section 6.4 Expenses. Except as set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

            Section 6.5 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a Party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

            (a) If to PGCSI Parent:

                Phillips Petroleum Company
                1266 Adams Building
                Bartlesville, Oklahoma  74004
                Attention:  Clyde W. Lea
                Fax No.:  (918) 662-2301

                With a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, New York  10019
                Attention:  Andrew R. Brownstein, Esq.
                Fax No.:  (212) 403-2000

            (b) If to DENG:

                Duke Energy Natural Gas Corporation
                5400 Westheimer Court, 8th Floor
                Houston, Texas  77056-5310
                Attention:  Richard K. McGee
                Fax No.:  (713) 569-2491

                With a copy to:

                Duke Energy Field Services Corporation
                370 17th Street, Suite 900
                Denver, Colorado 80202
                Attention:  Martha B. Wyrsch
                Fax No.:  (303) 605-1605

                And to:

                Vinson & Elkins L.L.P.
                1001 Fannin, Suite 2300
                Houston, Texas 77002-6760
                Attention:  Bruce R. Bilger
                Fax No.:  (713) 615-5429

            (c) If to the Corporation:

                Duke Energy Field Services Corporation
                370 17th Street, Suite 900
                Denver, Colorado 80202
                Attention:  Martha B. Wyrsch
                Fax No.:  (303) 605-1605

                With a copy to:

                Duke Energy Corporation
                5400 Westheimer Court, 8th Floor
                Houston, Texas  77056-5310
                Attention:  Richard K. McGee
                Fax No.: (713) 569-2491

                And to:

                Vinson & Elkins L.L.P.
                1001 Fannin, Suite 2300
                Houston, Texas 77002-6760
                Attention:  Bruce R. Bilger
                Fax No.:  (713) 615-5429

            Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no Party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other Party.

            Section 6.7 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

            Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all Parties. Any Party may, only by an instrument in writing, waive compliance by the other Parties with any term or provision of this Agreement on the part of such other Parties to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

            Section 6.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

            Section 6.10 Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if it was drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

            Section 6.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any Party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the Parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.

                                         DUKE ENERGY NATURAL GAS CORPORATION


                                         By:_______________________________
                                            Name:
                                            Title:


                                         PHILLIPS PETROLEUM COMPANY


                                         By:_______________________________
                                            Name:
                                            Title:

                                    EXHIBIT A
                               ADOPTION AGREEMENT

            This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Shareholders Agreement by and among Duke Energy Natural Gas Corporation and Phillips Petroleum Company, dated as of _________ , 2000, as amended to date, a copy of which is attached hereto (the "Shareholders Agreement"), by the transferee ("Transferee") executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

            1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain [describe securities acquired], subject to the terms and conditions of the Shareholders Agreement. Capitalized terms used herein without definition are defined in the Shareholders Agreement.

            2. Agreement. Transferee (a) agrees that [describe securities] acquired by Transferee shall be bound by and subject to the terms of the Shareholders Agreement and (b) hereby joins in, and agrees to be bound by, the Shareholders Agreement with the same force and effect as if it were originally a party thereto and a Duke Shareholder or a Phillips Shareholder, as applicable, thereunder.

            3. Notice. Any notice required by the Shareholders Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

            EXECUTED AND DATED on this____day of______, _____.


                               TRANSFEREE:
                               By:
                                  --------------------------------------
                               Notice
                               Address:


                               Telecopy:

                                                                  EXHIBIT C
                                                                      TO
                                                                PARENT COMPANY
                                                                   AGREEMENT



-------------------------------------------------------------------------------












                          Registration Rights Agreement

                                  by and among

                     DUKE ENERGY FIELD SERVICES CORPORATION,

                             DUKE ENERGY CORPORATION

                                       and

                           PHILLIPS PETROLEUM COMPANY





                           Dated as of ________, 2000











-------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of __________, 2000, by and among Duke Energy Field Services Corporation, a Delaware corporation (the "Corporation"), Duke Energy Corporation, a North Carolina corporation ("Duke") and Phillips Petroleum Company, a Delaware corporation ("Phillips").

                                    RECITALS:

      WHEREAS, Duke, Duke Energy Field Services LLC, a Delaware limited liability company, the Company and Phillips have entered into the Parent Company Agreement, dated as of ____________, 2000 (the "Parent Company Agreement"); and

      WHEREAS, in the Parent Company Agreement each of Duke and Phillips has agreed to execute and deliver, and cause the Corporation to execute and deliver, on or prior to the consummation of the IPO (as defined herein), a registration rights agreement granting each of them the registration rights set forth herein;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   AGREEMENT:

      The parties hereby agree as follows:

1.    DEFINITIONS.

      As used in this Agreement, the following terms will have the following meanings:

      "Affiliate" means, with respect to any Person, a Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

      "Common Stock" means shares of the Corporation's Common Stock.

      "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of both of the following: (a) (i) in the case of a corporation, more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

      "Demand Registration" means either a Duke Demand Registration or a Phillips Demand Registration.

      "Duke Demand Registration" has the meaning set forth in Section 4(a).

      "Duke Registrable Securities" means (i) shares of Common Stock owned by Duke or its Affiliates and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation or reorganization or otherwise, to Duke or its Affiliates and (ii) shares of Common Stock (or securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger or reorganization or otherwise) transferred directly by Duke or its Affiliates to a transferee that is assigned all or any portion of the transferor's rights hereunder in accordance with Section 12(f); provided, however, a Duke Registrable Security shall cease to be a Duke Registrable Security to the extent so provided in Section 2.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

      "IPO" means the initial offering of shares of Common Stock to the public in a transaction registered under the Securities Act.

      "Majority" means 50.1% or more.

      "Merger" means the merger of Phillips Gas Company Shareholder, Inc., a Delaware corporation, with and into the Corporation.

      "Person" means any individual, partnership, corporation, limited liability company, firm, corporation, association, joint venture, trust or other entity, or any Governmental Entity.

      "Phillips Demand Registration" has the meaning set forth in Section 3(a).

      "Phillips Registrable Securities" means (i) shares of Common Stock owned by Phillips or its Affiliates and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation, reorganization or otherwise, to Phillips or its Affiliates and (ii) shares of Common Stock (or securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger or reorganization or otherwise) transferred directly by Phillips or its Affiliates to a transferee that is assigned all or any portion of the transferor's rights hereunder in accordance with Section 12(f); provided, however, a Phillips Registrable Security shall cease to be a Phillips Registrable Security to the extent provided in Section 2.

      "Piggyback Registration" has the meaning set forth in Section 5(a).

      "Registration Expenses" has the meaning set forth in Section 8(a).

      "Registrable Securities" means the Duke Registrable Securities and the Phillips Registrable Securities.

      "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act and the Exchange Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Underwritten registration" or "underwritten offering" means any registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting.

2.    SECURITIES SUBJECT TO THIS AGREEMENT.

      The securities entitled to the benefits of this Agreement are the Duke Registrable Securities and the Phillips Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Duke Registrable Security or a Phillips Registrable Security. A Registrable Security shall cease to be a Duke Registrable Security or a Phillips Registrable Security when (i) it has been disposed of in a transaction registered under the Securities Act, (ii) it has been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) an opinion of counsel to the Corporation, reasonably satisfactory to the holder of such Registrable Security, shall have been delivered to such holder, or an opinion of counsel to the holder of such Registrable Security, reasonably satisfactory to the Corporation, shall have been delivered to the Corporation, in either case to the effect that such Registrable Security may be publicly offered for sale in the United States without restriction as to manner of sale and amount of securities sold and without registration or other restriction under the Securities Act, or (iv) it has been sold or transferred to a Person that is not an Affiliate of Duke or Phillips in a private transaction in which the transferor's rights under this Agreement are not assignable to the transferee.

3.    DEMAND REGISTRATION WITH RESPECT TO PHILLIPS REGISTRABLE SECURITIES.

     (a) REQUESTS FOR REGISTRATION. Subject to the provisions of Section 3(b), at any time after 180 days following the closing of the IPO any holder or holders of a Majority of the then outstanding Phillips Registrable Securities may request a registration by the Corporation under the Securities Act of all or part of its or their Phillips Registrable Securities (a "Phillips Demand Registration"); provided, that the number of Phillips Registrable Securities requested to be registered represents at least 3% of the Corporation's then outstanding Common Stock. Within 15 days after receipt of such request, the Corporation will provide written notice of such registration request to all holders of Registrable Securities and will, subject to the provisions of
Section 3(b) and Section 3(d), include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 days after distribution to the applicable holder of the Corporation's notice. All requests made pursuant to this Section 3(a) will specify the number of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided, however, that such method of disposition will be limited to an underwritten offering if so requested by the holders of the Phillips Registrable Securities who initiated the request.

     (b) NUMBER OF REGISTRATIONS. The holders of Phillips Registrable Securities will be entitled to request an aggregate of two Phillips Demand Registrations. For purposes of this Section 3(b), a registration initiated as a Phillips Demand Registration will not constitute a Phillips Demand Registration (i) unless such registration is declared effective by the SEC and remains effective for the period set forth in Section 7(a)(iii); provided, however, that a registration which does not become effective after the Corporation has filed a registration statement in accordance with the provisions hereof by reason of the refusal to proceed of the initiating holders or such of the initiating holders as would result in the inclusion of less than 3% of the then outstanding Common Stock (other than any refusal to proceed (x) based upon the advice of their counsel that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law or (y) following a material breach by the Corporation of its obligations hereunder, but only if such breach has materially and adversely affected the initiating holder's ability to consummate the proposed offering or the pricing of such offering) shall be deemed to have been effected; (ii) if after such registration has been declared effective by the SEC it is subject to any stop order, injunction or other adverse order or action of the SEC or other governmental authority which is not removed within 15 days; or (iii) if such registration is withdrawn as a result of the withdrawal of the demand pursuant to Section 3(g) hereof prior to the filing by the Corporation of a registration statement with the SEC.

     (c) LIMITATION ON RIGHTS OF CORPORATION OR OTHER SECURITYHOLDERS TO PIGGYBACK ON PHILLIPS DEMAND REGISTRATIONS. Neither the Corporation nor any of its securityholders (other than the holders of Phillips Registrable Securities in such capacity) has any right to include any of the Corporation's securities in a registration statement initiated as a Phillips Demand Registration under this Section 3 if such Demand Registration is an underwritten offering unless
(i) such securities are of the same class as the Phillips Registrable Securities being registered, (ii) the managing underwriters agree that some or all of such securities can be included without adversely affecting such offering or offering price, and (iii) the Corporation, or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to the Phillips Registrable Securities and the holders of such Phillips Registrable Securities. If any securityholders of the Corporation (other than the holders of Phillips Registrable Securities in such capacity) register securities of the Corporation in a Phillips Demand Registration (in accordance with the provisions of this Section 3(c)), such securityholders will pay the fees and expenses of counsel to such securityholders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Corporation for any reason. The Corporation and any such securityholders may withdraw their securities from a Phillips Demand Registration; provided, however, if the Phillips Demand Registration is an underwritten offering, they may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering.

     (d) PRIORITY ON PHILLIPS DEMAND REGISTRATIONS. If a Phillips Demand Registration is an underwritten offering and the managing underwriters advise the Corporation and the selling holders of the Phillips Registrable Securities in writing that in their opinion the number of

Phillips Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without adversely affecting the proposed offering or the offering price, the Corporation will include in such registration the number of Phillips Registrable Securities which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, and such securities will be allocated pro rata among the holders of Phillips Registrable Securities requesting to be included in the registration on the basis of the number of the Phillips Registrable Securities requested to be included in such registration by their respective holders. If securities (other than Phillips Registrable Securities) are proposed to be included by the Corporation or its other securityholders in a Phillips Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of Section 3(c)) and the managing underwriters advise the Corporation and the selling holders of Phillips Registrable Securities in writing that some but not all of said other securities can be sold without adversely affecting the proposed offering or the offering price in such underwritten offering, in addition to all of the Phillips Registrable Securities being registered, those securities which are permitted to be included will be allocated (i) first, to the Corporation, (ii) second, to the holders of Duke Registrable Securities, allocated pro rata among the holders of Duke Registrable Securities requesting to be included in the registration on the basis of the number of Duke Registrable Securities requested to be included in such registration by their respective holders and (iii) third, to the other securityholders, allocated among them in such proportions as such securityholders and the Corporation may agree.

     (e) SELECTION OF UNDERWRITERS. If any Phillips Demand Registration is an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of two-thirds (by number of shares) of the Phillips Registrable Securities requested to be included in such offering; provided, however, such investment bankers and managers must be reasonably satisfactory to the Corporation.

     (f) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the holders of a Majority of the Phillips Registrable Securities, the Corporation will not enter into any agreement with any holder or prospective holder of any securities of the Corporation which grants to such holder or prospective holder any registration rights unless such agreement and the rights granted thereunder are subject and subordinate to the rights of holders hereunder.

     (g) WITHDRAWAL BY HOLDERS OF PHILLIPS REGISTRABLE SECURITIES. The holders of Phillips Registrable Securities may withdraw a Phillips Demand Request at any time and under any circumstances.

4.    DEMAND REGISTRATION WITH RESPECT TO DUKE REGISTRABLE SECURITIES.

     (a) REQUESTS FOR REGISTRATION. Subject to the provisions of Section 4(b), at any time after 180 days following the closing of the IPO any holder or holders of a Majority of the then outstanding Duke Registrable Securities may request a registration by the Corporation under the Securities Act of all or part of its or their Duke Registrable Securities (a "Duke Demand Registration"); provided that the number of Duke Registrable Securities requested to be registered represents at least 3% of the Corporation's then outstanding Common Stock. Within 15 days after receipt of such request, the Corporation will provide written notice of such registration request to all holders of Registrable Securities and will, subject to the provisions of Section 4(b) and Section 4(d), include in such registration all Duke Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 days after distribution to the applicable holder of the Corporation's notice. All requests made pursuant to this Section 4(a) will specify the amount of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided, however, that such method of disposition will be limited to an underwritten offering if so requested by the holders of the Duke Registrable Securities who initiated the request.

     (b) NUMBER OF REGISTRATIONS. The holders of Duke Registrable Securities will be entitled to request an aggregate of two Duke Demand Registrations. For purposes of this Section 4(b), a registration initiated as a Duke Demand Registration will not constitute a Duke Demand Registration (i) unless such registration is declared effective by the SEC and remains effective for the period set forth in Section 7(a)(iii); provided, however, that a registration which does not become effective after the Corporation has filed a registration statement in accordance with the provisions hereof by reason of the refusal to proceed of the initiating holders or such of the initiating holders as would result in the inclusion of less than 3% of the then outstanding Common Stock (other than any refusal to proceed (x) based upon the advice of their counsel that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law or (y) following a material breach by the Corporation of its obligations hereunder, but only if such breach has materially and adversely affected the initiating holder's ability to consummate the proposed offering) shall be deemed to have been effected; (ii) if after such registration has been declared effective by the SEC it is subject to any stop order, injunction or other adverse order or action of the SEC or other governmental authority which is not removed within 15 days; or (iii) if such registration is withdrawn as a result of the withdrawal of the demand pursuant to Section 4(g) hereof prior to the filing by the Corporation of a registration statement with the SEC.

     (c) LIMITATION ON RIGHTS OF CORPORATION OR OTHER SECURITYHOLDERS TO PIGGYBACK ON DUKE DEMAND REGISTRATIONS. Neither the Corporation nor any of its securityholders (other than the holders of Duke Registrable Securities in such capacity) has any right to include any of the Corporation's securities in a registration statement initiated as a Demand Registration under this Section 4 if such Demand Registration is an underwritten offering unless (i) such securities are of the same class as the Duke Registrable Securities being registered, (ii) the managing underwriters agree that some or all of such securities can be included without adversely affecting such offering or offering price, and (iii) the Corporation, or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to the Duke Registrable Securities and the holders of such Duke Registrable Securities. If any securityholders of the Corporation (other than the holders of Duke Registrable Securities in such capacity) register securities of the Corporation in a Duke Demand Registration (in accordance with the provisions of this Section 4(c)), such securityholders will pay the fees and expenses of counsel to such securityholders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Corporation for any reason. The Corporation and any such securityholders may withdraw their securities from a Duke Demand Registration; PROVIDED, HOWEVER, if the Duke Demand Registration is an underwritten offering, they may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering.

     (d) PRIORITY ON DUKE DEMAND REGISTRATIONS. If a Duke Demand Registration is an underwritten offering and the managing underwriters advise the Corporation and the selling holders of the Duke Registrable Securities in writing that in their opinion the number of Duke Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without adversely affecting the proposed offering or the offering price, the Corporation will include in such registration the number of Duke Registrable Securities which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, and such securities will be allocated pro rata among the holders of Duke Registrable Securities requesting to be included in the registration on the basis of the number of the Duke Registrable Securities requested to be included in such registration by their respective holders. If securities (other than Duke Registrable Securities) are proposed to be included by the Corporation or its other securityholders in a Duke Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of Section 4(c)) and the managing underwriters advise the Corporation and the selling holders of Duke Registrable Securities in writing that some but not all of said other securities can be sold without adversely affecting the proposed offering or the offering price in such underwritten offering, in addition to all of the Duke Registrable Securities being registered, those securities which are permitted to be included will be allocated (i) first, to the Corporation, (ii) second, to the holders of Phillips Registrable Securities, allocated pro rata among the holders of Phillips Registrable Securities requesting to be included in the registration on the basis of the number of Phillips Registrable Securities requested to be included in such registration by their respective holders and (iii) third, to the other securityholders, allocated among them in such proportions as such securityholders and the Corporation may agree.

     (e) SELECTION OF UNDERWRITERS. If any Duke Demand Registration is an underwritten offering, or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of two-thirds (by number of shares) of the Duke Registrable Securities requested to be included in such offering; PROVIDED, HOWEVER, such investment bankers and managers must be reasonably satisfactory to the Corporation.

     (f) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the holders of a Majority of the Duke Registrable Securities, the Corporation will not enter into any agreement with any holder or prospective holder of any securities of the Corporation which grants to such holder or prospective holder any registration rights unless such agreement and the rights granted thereunder are subject and subordinate to the rights of holders hereunder.

     (g) WITHDRAWAL BY HOLDERS OF DUKE REGISTRABLE SECURITIES. The holders of Duke Registrable Securities may withdraw a Duke Demand Request at any time and under any circumstances.

5.    PIGGYBACK REGISTRATIONS.

     (a) RIGHT TO PIGGYBACK. If at any time after consummation of the IPO the Corporation proposes to register any securities under the Securities Act in connection with the public offering of such securities (other than a registration relating to employee benefit plans or a corporate reorganization or acquisition, or a registration on any form that does not permit inclusion of sales of Registrable Securities) (a "Piggyback Registration"), the Corporation will give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of
(i) 10 days following receipt by the Corporation of notice of exercise of demand registration rights or (ii) 30 days prior to the anticipated filing date; PROVIDED, that such notice indicate the number of shares proposed to be registered, the proposed means of distribution of such securities and the proposed managing underwriters of such offering; PROVIDED, HOWEVER, that the Corporation shall not be required to give such notice or to include any Registrable Securities in a Piggyback Registration unless the Registrable Securities to be so included are of the same class as the other securities to be included in such registration. Subject to the provisions of Sections 5(b) and
(c), the Corporation will include in such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 days after delivery of the Corporation's notice. The holders of Registrable Securities will be permitted to withdraw all or any part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the date such Piggyback Registration becomes effective with the SEC; PROVIDED, HOWEVER, if the Piggyback Registration is an underwritten offering, the holders of Registrable Securities may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering. If a Piggyback Registration is an underwritten offering effected under (i)
Section 5(b), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Corporation or (ii) Section 5(c), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Piggyback Registration under Section 5(c). The foregoing notwithstanding, if, at any time after giving written notice of a Piggyback Registration but prior to the effective date of the registration statement filed in connection therewith, the Corporation shall determine for any reason not to register the securities described in its notice of its intention to file a registration statement, the Corporation may, at its election, give written notice of such determination to the holders of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in such registration.

     (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the total number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Corporation will include in such registration: first, all securities the Corporation proposes to sell, then, to the extent that additional securities can, in the opinion of such underwriters, be included in such registration without adversely affecting the offering or the offering price, (i) first, up to the full number of securities requested to be included in such registration by holders of Registrable Securities allocated pro rata among such holders on the basis of the number of securities requested to be included therein by each such holder, (ii) second, up to the full number of securities requested to be included in such registration by other holders of securities entitled to include securities in such Piggyback Registration, and
(iii) third, such additional securities as may be agreed upon by the Corporation and any other securityholders.

     (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities pursuant to the exercise of such holders' demand registration rights or otherwise, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the offering or the offering price, the Corporation will include in such registration (i) first, the number of securities proposed to be included therein on behalf of the holders of the Corporation's securities exercising demand registration rights, allocated among the holders of such securities in such proportions as the Corporation and such holders may agree,
(ii) second, up to the full number of securities the Corporation proposes to sell, (iii) third, to the extent that additional securities can, in the opinion of such underwriters, be included in such registration without adversely affecting the offering or the offering price, up to the full number of securities requested to be included in such registration by the holders of Registrable Securities and other holders of securities entitled to include securities in such Piggyback Registration, allocated pro rata among such holders on the basis of the number of securities requested to be included therein by each such holder and (iv) fourth, any additional securities that may be included in such registration, in the opinion of such underwriters, without adversely affecting the offering or the offering price, as may be agreed upon by the Corporation and any other securityholders.

     (d) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, as between the Corporation and the holders of the Registrable Securities, the Corporation will have the sole right to select the investment banker or investment bankers and manager or managers to administer the offering.

     (e) LIMITATION. No Piggyback Registration effected under this Section 5 (i) shall be deemed to constitute a Demand Registration or to have been effected pursuant to Section 3 or Section 4 hereof or (ii) shall release the Corporation of its obligations to effect any Demand Registration upon request as provided under Section 3 or Section 4 hereof.

6.    DEFERRAL OF FILING; PREEMPTION.

     (a) DEFERRAL OF FILING. Anything herein to the contrary notwithstanding, the Corporation may defer the filing of any registration statement otherwise required to be filed by it pursuant to Section 3 or 4 for up to 180 days if the Corporation notifies each requesting holder promptly after such request that the Corporation's Board of Directors has determined in its good faith judgement that the requested registration and offering would require disclosure of pending or contemplated matters or information, the disclosure of which would likely be detrimental to the Corporation or materially interfere with its business or a pending or contemplated material transaction involving the Corporation. In addition to the foregoing deferral rights, the Corporation shall not be required to file any registration statement pursuant to Section 3 or 4 (i) within 120 days after the effectiveness of a registration statement relating to a Demand

Registration or (ii) within 180 days (or such shorter period as may be agreed to by the underwriters but in no event less than 120 days) after the effectiveness of a registration statement referred to in Section 5.

     (b) PREEMPTION BY THE CORPORATION. Anything herein to the contrary notwithstanding, in the event the Corporation reasonably expects to file, within 60 days of a demand for registration, a registration statement pertaining to securities for the account of the Corporation (except a registration statement on Form S-4 or Form S-8 or with respect to a transaction subject to Rule 145 under the Securities Act) then such request shall constitute a request made pursuant to Section 5 hereof to include in such registration statement all Registrable Securities subject to such request and the Corporation shall not be obligated to file a separate registration statement for the Registrable Securities subject to such request; PROVIDED, that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

     (c) TERMINATION OF DEFERRAL PERIOD. In the case of a deferral pursuant to
Section 6(a), the deferral period shall terminate upon the earlier of the completion or abandonment of the relevant securities offering or sale, Corporation business or other pending or contemplated material transaction. After the termination or expiration of any deferral period and without further request from the holders of Registrable Securities, the relevant Demand Registration shall be reinstated, and the Corporation shall effect the filing of the relevant Demand Registration unless the initiating holders shall have, prior to the filing of such registration, withdrawn the initial request.

7.    REGISTRATION PROCEDURES.

     (a) Subject to the terms hereof, whenever the holders of Registrable Securities have requested that any Registrable Securities be registered in accordance with the terms and conditions of this Agreement, the Corporation will use its reasonable best efforts to effect the registration and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will promptly:

          (i) prepare and file with the SEC, subject to the availability of all required consents of independent accountants (which the Corporation agrees to use all reasonable efforts to obtain), not later than 60 days after receipt of a request to file a registration statement with respect to such Registrable Securities, a registration statement with respect to such Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective; PROVIDED, that each such registration statement will be on a form for which the Corporation then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof, and will provide for the registration of at least such number of shares as shall have been demanded be registered; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to each of the holders including shares therein, and the managing underwriters, if any, draft copies of all such documents proposed to be filed a reasonable period prior to such filing, which documents will be subject to the reasonable review of each of such holders, and the managing underwriters, if any, and their respective agents and representatives and (x) the Corporation will not include in any registration statement information concerning or relating to the holders including shares therein to which any such holder shall reasonably object in writing (unless the inclusion of such information is required by applicable law or the regulations of any securities exchange to which the Corporation may be subject or is required to prevent a material omission or misstatement in the filing), and (y) with respect to any Duke Demand Registration or Phillips Demand Registration, respectively, the Corporation will not file any Demand Registration or amendment thereto or any prospectus or any supplement thereto to which Duke or Phillips, respectively, shall reasonably object in writing;

          (ii) notify each seller of Registrable Securities of any stop order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible time if entered;

          (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such 90-day period (except in connection with an underwritten offering, in which case such registration statement shall be kept effective as long as the underwriters reasonably request in the underwriting agreement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (iv) furnish without charge to each seller and managing underwriters of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary, final, summary, amended or supplemented prospectus) and such other documents as such seller and managing underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(v), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (vi) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Corporation is aware as a result of which the prospectus included in such registration statement or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstance then existing, and prepare and file promptly with the SEC a supplement or amendment to such prospectus or any such document incorporated therein by reference so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstance then existing;

          (viii) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or traded;

          (ix) provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

          (x) enter into such customary agreements (including an underwriting agreement in customary form with customary lock-up provisions not to exceed 90 days from the date of the prospectus) and take such other actions in connection therewith as the holders of a Majority of the Registrable Securities being registered or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and make such representations and warranties with respect to the registration statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriters of the Registrable Securities, in form, substance and scope as are customarily made by the Corporation in connection with offerings of Registrable Securities in transactions of such kind;

          (xi) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees and accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement, in each case upon receipt of an appropriate confidentiality agreement;

          (xii) in the case of an underwritten offering, obtain a cold comfort letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, as the managing underwriters reasonably request; and

          (xiii)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and generally make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act.

     (b) The Corporation may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information regarding the seller and the distribution of such securities as the Corporation may from time to time reasonably request and to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents reasonably requested by the Corporation.

8.    REGISTRATION EXPENSES.

     (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Corporation and of the Corporation's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and expenses of underwriters customarily paid by issuers of securities (including liability insurance if the Corporation so desires), all expenses relating to the preparation, printing, distribution and reproduction of the registration statement and prospectus and any amendment or supplement to the foregoing, certificates representing the Registrable Securities and all other documents relating to any of the foregoing, the reasonable fees and expenses of any special experts retained by the Corporation or at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Corporation, but excluding underwriting discounts, commissions, fees, discounts and commissions of brokers and dealers and capital gains, income and transfer taxes, if any, relating to any sale of Registrable Securities and the fees and disbursements of counsel for the holders of Registrable Securities, will be borne and paid promptly by the Corporation (all such expenses being herein called "Registration Expenses").

     (b) In connection with each registration hereunder, the holders of Registrable Securities included therein shall be responsible for all fees and disbursements of their counsel and for (i) all underwriting discounts or other commissions, fees, discounts and commissions of brokers and dealers payable by them as selling securityholders and (ii) capital gains, income and transfer taxes, if any, relating to the sale of such Registrable Securities.

9.    INDEMNIFICATION; CONTRIBUTION.

     (a) INDEMNIFICATION BY CORPORATION. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement, the Corporation shall indemnify and hold harmless each holder of such Registrable Securities, its employees, officers, directors and constituent partners and each Person who controls such holder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement or preliminary or final prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are contained in any information furnished in writing to the Corporation by or on behalf of such holder or other indemnified Person expressly for use therein or caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. Subject to the provisions of Section 9(c), the Corporation will reimburse each holder of Registrable Securities, its officers, directors, constituent partners and controlling Persons for any reasonable legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions for which such Person is entitled to indemnification hereunder. In connection with a firm commitment or best efforts underwritten offering, the Corporation will indemnify the underwriters or agents, their officers, directors, constituent partners and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) or agents to the same extent as provided above (or such greater extent as may be customarily required by the managing underwriters) with respect to the indemnification of the holders of Registrable Securities.

     (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or preliminary or final prospectus or any amendment or supplement thereto or any document incorporated by reference therein and shall indemnify and hold harmless the Corporation, its employees, directors and officers, each Person who controls the Corporation (within the meaning of the Securities Act and the Exchange Act) and all other prospective sellers and their respective directors, officers and controlling Persons (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement or preliminary or final prospectus relating to the registration of such Registrable Securities or any amendment thereof or supplement thereto or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any written information or affidavit furnished by or on behalf of such holder specifically for use in such registration statement or prospectus and then only to the extent of the total proceeds received by such holder of Registrable Securities. Subject to the provisions of Section 9(c), the holders of Registrable Securities participating in any registration will reimburse, to the extent of the total proceeds received by the holders of Registrable Securities, the Corporation, its officers, directors and controlling Persons and all other prospective sellers and their respective directors, officers and controlling Persons for any reasonable legal and other expenses as incurred in connection with investigation or defending any such losses, claims, damages, liabilities, expenses or actions.

     (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and does not subject the indemnified party to any material injunctive relief or other material equitable remedy. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

     (d) CONTRIBUTION. If the indemnification provided for in Section 9(a) or
Section 9(b) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) to which such persons may become subject under the Securities Act, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified person on the other, and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include (subject to the limitations set forth in Section 9(b) or 9(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation within the meaning of the Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

     (e) PRIORITY OF INDEMNIFICATION. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten offering are in conflict with the foregoing, the provisions of the underwriting agreement shall prevail.

     (f) PAYMENT. The indemnification and contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (g) BENEFICIARIES OF INDEMNIFICATION. The obligations of the Corporation and the holders of Registrable Securities under this Section 9 shall be in addition to any liability that they may otherwise have.

10.    RULE 144.

      The Corporation covenants that after the consummation of the IPO it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Corporation will deliver to such holder a written statement as to whether it has complied with such requirements.

11.    PARTICIPATION IN UNDERWRITTEN REGISTRATIONS; MARKET STAND-OFF AGREEMENT.

     (a) PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, underwriting agreements, lock-ups and other documents required under the terms of such underwriting arrangements.

     (b) MARKET STAND-OFF AGREEMENT. Each holder of Registrable Securities agrees, whether or not it is participating in such registration statement, that it shall not, to the extent requested by an underwriter of Common Stock (or other securities of the Corporation), sell or otherwise transfer or dispose of any securities of the Corporation (other than those included in the registration) during the 90 day period following the effective date of a registration statement of the Corporation filed under the Securities Act if such holder owns or has the right to acquire 5% or more of the outstanding Common Stock. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the securities of the Corporation owned by holders of Registrable Securities until the end of such 90 day period.

12.   MISCELLANEOUS.

     (a) RIGHT TO SUSPEND. The Corporation may, by notice in writing to each holder of Registrable Securities, require the holder of Registrable Securities to suspend use of any prospectus included in a registration statement filed hereunder if the Corporation reasonably determines that it contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or that any transaction in which the Corporation is engaged or proposes to engage, or any event that has occurred or is expected to occur, would require an amendment to such registration statement or a supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). Each holder of Registrable Securities agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in this Section 12(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of a properly supplemented or amended prospectus, and, if so directed by the Corporation, such holder will deliver to the Corporation all copies, other than permanent file copies, then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation gives any such notice, the time period mentioned in Section 7(a)(iii), if applicable, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of such supplemented or amended prospectus. The Corporation agrees to use its reasonable best efforts to cause any suspension of use of any prospectus pursuant to this paragraph to be as short a period of time as possible.

     (b) REMEDIES. No holder of Registrable Securities shall have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Corporation has obtained the written consent of (i) the holders of at least a Majority of the outstanding Phillips Registrable Securities and (ii) the holders of at least a Majority of the outstanding Duke Registrable Securities. Each holder of any Registrable Securities at the time or thereafter shall be bound by any consent authorized by this Section 12(c), whether or not such holder consented or whether or not such Registrable Securities have been marked to indicate such consent.

     (d) REGISTRABLE SECURITIES HELD BY THE CORPORATION OR ITS SUBSIDIARIES. Whenever the consent or approval of holders of all or any specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or any of its subsidiaries will not be counted in determining whether such consent or approval was given by such holders.

     (e) NOTICES. All notices or other communications provided for hereunder shall be in writing and shall be effective (i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (ii) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (iii) three days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Corporation, or at the address for the holder of the Registrable Securities set forth in a registry maintained by the Corporation, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Corporation or the holder of the Registrable Securities may designate by ten-day advance written notice.

     (f) SUCCESSORS AND ASSIGNS; TRANSFER OF REGISTRATION RIGHTS. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The registration rights granted by this Agreement may be transferred or assigned by operation of law or in connection with any transfer or assignment of Registrable Securities (other than in a transaction described in clause (i), (ii) or (iv) of Section 2) provided that
(x) upon such transfer or assignment the transferee or assignee holds Registrable Securities equal to at least 10% of the then outstanding Common Stock, (y) such transferee or assignee agrees in writing to be bound by the terms of this Agreement and (z) the Corporation is given written notice of such transfer or assignment within 10 days after such transfer or assignment, setting forth the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights have been assigned. For purposes of exercise of requests pursuant to Section 3 or Section 4, transferees shall be included with Duke or Phillips, as the case may be, based on who was the original transferor of such Registrable Securities.

     (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, all of which will constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW; JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. Any holder of Registrable Securities may bring any action or proceeding to enforce or arising out of this Agreement or in the instruments and agreements annexed hereto in any court of competent jurisdiction.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be affected or impaired thereby.

     (k) TERMINATION OF REGISTRATION RIGHTS. The rights of any holder hereunder to request registration or inclusion in any registration pursuant to Section 4 or 5, respectively, with respect to any Duke Registrable Securities shall terminate at such time as Duke and its Affiliates shall own less than 10% of the outstanding common stock of the Corporation. The rights of any holder hereunder to request registration or inclusion in any registration pursuant to Section 3 or 5, respectively, with respect to any Phillips Registrable Securities shall terminate at such time as Phillips and its Affiliates shall own less than 10% of the outstanding common stock of the Corporation.

     (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Corporation with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        DUKE ENERGY FIELD SERVICES
                                        CORPORATION
Corporation Address:

[to come]                               By:
                                           -----------------
                                        Name:
                                        Title:


                                        DUKE ENERGY CORPORATION


                                        By:
                                           -----------------
                                        Name:
                                        Title:


                                        PHILLIPS PETROLEUM COMPANY


                                        By:
                                           -----------------
                                        Name:
                                        Title: